Exhibit 4.6

EXECUTION COPY

EXPRESS PARENT LLC

LIMITED LIABILITY COMPANY AGREEMENT

dated as of

June 26, 2008

among

LIMITED BRANDS STORE OPERATIONS, INC.,

EXP INVESTMENTS, INC.,

EXPRESS INVESTMENT CORP.,

and

THE OTHER MEMBERS LISTED ON THE

SIGNATURE PAGES HERETO

i

ii

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXPRESS PARENT LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Express Parent LLC (the “Company”) is dated as of June 26, 2008 among Limited Brands Store Operations, Inc., a Delaware corporation (“LBSO”), EXP Investments, Inc., a Delaware corporation (“EXP” and together with LBSO, “Limited”), Express Investment Corp., a Delaware corporation (“Buyer”), solely for purposes of Section 5.01(a)(ii) and Section 5.01(b) hereof, each of Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Fund II-A, L.P., and Golden Gate Capital Investment Annex Fund II, L.P., and each other Member listed on the signature pages hereto from time to time.

W I T N E S S E T H :

WHEREAS, the Company was formed as a limited liability company pursuant to Delaware Law (defined below) by filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on June 10, 2008.

WHEREAS, as of the date hereof, each of the members of Express Holding, LLC have exchanged 100% of the issued and outstanding equity interests of Express Holding, LLC for 100% of the issued and outstanding equity interests of the Company, which equity interests are held by the Members in the amounts set forth on Schedule I attached hereto.

WHEREAS, the parties hereto wish to enter into this Agreement to, among other things, (i) provide for the management of the Company and (ii) set forth the respective rights and obligations of Members of the Company generally.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Member shall by reason of this Agreement or the Related Documents be deemed to be an Affiliate of any other Member or of the Company.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the separate account established by the Company for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board of Managers), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

“Capital Contribution” means any cash, third party promissory obligations (valued at the Fair Market Value thereof) or other property (valued at the Fair Market Value thereof) which a Member contributes to the Company. The Capital Contribution of each of the Members for their Units is set forth on Schedule I attached hereto, as the same may be amended from time to time in accordance with the requirements of this Agreement. Each Member (other than the Investors) acknowledges and agrees that Schedule I may be redacted or information thereon may otherwise be aggregated to prevent disclosure of confidential information with respect to individual allocations of management incentive equity.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the office of the Secretary of State of the State of Delaware, as it may be amended from time to time.

“Class A Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class B Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to Class B Units in this Agreement.

“Class C Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to Class C Units in this Agreement.

“Class L Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to Class L Units in this Agreement.

“Class L Unitholder” means a holder of Class L Units.

“Class L Yield” means, with respect to each Class L Unit, the amount accruing on such Class L Unit on a daily basis, at the rate of 10% per annum (i.e., a daily rate equal to 0.0002739726), compounded on the last day of each Fiscal Year, on (a) the Unreturned Capital of such Class L Unit plus (b) the Unpaid Class L Yield thereon for all prior Fiscal Years (or portions thereof). For purposes of clarity, in calculating the amount of any distribution to be made pursuant to this Agreement, the portion of a Class L Unit’s Class L Yield for such portion of such period elapsing before such distribution is made shall be taken into account.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any rules or regulations issued thereunder.

“Company Securities” means (i) any Units or other equity or equity-linked securities of the Company, (ii) any securities convertible into or exchangeable for Units or other equity or equity-linked securities of the Company and (iii) any options, warrants or other rights to acquire Units or other equity or equity-linked securities of the Company.

“Consolidated Indebtedness Coverage Ratio” shall have the meaning set forth in the Covenant Agreement.

“Covenant Agreement” means the Covenant Agreement, dated as of July 6, 2007, by and between the Express Holding, LLC, Express, LLC and Limited Brands.

“Covenant Agreement Termination Time” means the termination of the covenants set forth in the Covenant Agreement, in accordance with Section 5 thereof.

“Fair Market Value” means, with respect to any asset or property, its fair market value as determined between a willing, unaffiliated buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as determined in good faith by the Board of Managers.

“Family Group” means a Member’s spouse and descendants (whether by birth or adoption) and any trust solely for the benefit of such Member and/or such Member’s spouse and/or such Member’s descendants (by birth or adoption), parents or dependents, or any charitable trust the grantor of which is such Member and/or one or more members of the Member’s Family Group.

“Fiscal Year” means the fiscal year of the Company and shall be the annual period ending each year on the Saturday that is closest (measured by number of calendar days) to January 31.

“GAAP” means generally accepted accounting principles in the United States.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means, without duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and similar bonds or instruments), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under any leases which are required to be capitalized in accordance with GAAP, (v) all obligations of others of the type described above secured by a Lien on any asset of such Person whether or not such obligation is assumed by such Person and (vi) all obligations of others of the type described above guaranteed by such Person.

“Initial Public Offering” means the initial Public Offering.

“Investors” means, collectively, Buyer, Limited and their respective Permitted Transferees.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge or security interest in respect of such property or asset.

“Limited Brands” means Limited Brands, Inc., a Delaware corporation.

“Member” means each Person that executed this Agreement as a member on the signature pages hereto and any other Person who may from time to time be admitted to the Company as an additional or substitute member as provided herein, in each case in such Person’s capacity as a member of the Company.

“One and One-Half Times Multiple” means the actual receipt by each holder of Class L Units of cash payments with respect to and/or in exchange for its Class L Units (whether such payments are received from the Company or a third party in connection with any sale of all or substantially all of the outstanding Units of the Company (whether by merger, recapitalization or otherwise), but excluding, for the avoidance of doubt, any fees or other amounts paid or payable to a holder of Class L Units or its Affiliates or any distribution made pursuant to Section 4.01(a)) equal to one and one-half times such holder’s aggregate investment in Class L Units. For purposes hereof, the “investment” of a holder of Class L Units means the aggregate Capital Contributions actually paid to the Company for such holder’s Class L Units or, in the case of Class L Units issued as of the date hereof, the amount set forth on Schedule I as of the date hereof under the column titled “Original Capital Contribution”. A determination of the “One and One-Half Times Multiple” will be made hereunder each time a holder of Class L Units actually receives cash payments with respect to and/or in exchange for its Class L Units, and each holder of Class L Units will cooperate with the Company and provide the Company with all reasonably requested information to determine whether the One and One-Half Times Multiple has been achieved.

“Original Ownership Percentage” means, at any time, the fraction (expressed as a percentage) that results from dividing (i) the number of Units owned by a Member and its Permitted Transferees at such time by (ii) the number of units owned by such Member in Express Holding, LLC on July 6, 2007 (as adjusted for stock splits, combinations, recapitalizations and the like).

“Percentage Interest” means, with respect to each Member, a fraction, the numerator of which is the number of Units held by such Member, and the denominator of which is the aggregate number of all Units then issued and outstanding.

“Permitted Transferee” means, with respect to a Member or any Affiliate of a Member, (i) any Affiliate of such Member under common control with such Member, (ii) any Transferee pursuant to the applicable laws of descent or distribution or among a Member’s Family Group or (iii) the Company, pursuant to any repurchase option or pledge granted to the Company by any Member (other than any Investor). Any Units acquired by the Company pursuant to the exercise of any repurchase option or the exercise of any rights under any pledge agreement shall be cancelled and shall not be deemed outstanding.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Product” means any product or service owned, licensed or sold (directly or indirectly) by the Company or any Subsidiary of the Company.

“Public Offering” means an underwritten public offering of securities of the Company or any of its Subsidiaries pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Qualified Initial Public Offering” means an Initial Public Offering involving the sale of at least 15% of the outstanding equity interests of the Company or any of its Subsidiaries after giving effect to such Initial Public Offering which yields gross proceeds of not less than $200,000,000.

“Related Documents” means the Transaction Documents (other than this Agreement) as defined in the Unit Purchase Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor provision then in force.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means, collectively, that certain term loan agreement and that certain asset-based revolving credit agreement contemplated by the Unit Purchase Agreement by and among the Company and/or certain of its Subsidiaries named therein and the lenders and agents named therein.

“Subsidiary” means, at any time, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned or controlled directly or indirectly by such Person.

“Transfer” means, with respect to any Units, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Units or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Units or any participation or interest therein or any agreement or commitment to do any of the foregoing; “Transferee” means a person to whom a Transfer is made or is proposed to be made; and “Transferor” means a person that Transfers or proposes to Transfer. For the avoidance of doubt, the term “Transfer” includes a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer however structured (whether pursuant to merger, consolidation, business combination or other similar transaction or by operation of law).

“Two Times Multiple” means the actual receipt by each holder of Class L Units of cash payments with respect to and/or in exchange for its Class L Units (whether such payments are received from the Company or a third party in connection with any sale of all or substantially all of the outstanding Units of the Company (whether by merger, recapitalization or otherwise), but excluding, for the avoidance of doubt, any fees or other amounts paid or payable to a holder of Class L Units or its Affiliates or any distribution made pursuant to Section 4.01(a)) equal to two times such holder’s aggregate investment in Class L Units. For purposes hereof, the “investment” of a holder of Class L Units means the aggregate Capital Contributions actually paid to the Company for such holder’s Class L Units or, in the case of Class L Units issued as of the date hereof, the amount set forth on Schedule I as of the date hereof under the column titled “Original Capital Contribution”. A determination of the “Two Times Multiple” will be made hereunder each time a holder of Class L Units actually receives cash payments with respect to and/or in exchange for its Class L Units, and each holder of Class L Units will cooperate with the Company and provide the Company with all reasonably requested information to determine whether the Two Times Multiple has been achieved.

“Unit Purchase Agreement” means that certain Unit Purchase Agreement dated as of May 15, 2007, as amended by Amendment No. 1 thereto dated as of July 6, 2007, by and among LBSO, Buyer and the other Persons party thereto, as the same may be further amended from time to time.

“Unpaid Class L Yield” of any Class L Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class L Yield accrued on such Class L Unit during the period commencing with the issuance date of such Class L Unit (which shall mean and include any issuance by Express Holdings, LLC of any of its Class L units which are or have been exchanged for Class L Units of the Company) and ending on such date, over (b) the aggregate amount of prior distributions made by the Company or received by such holder that constitute payment of Class L Yield on such Class L Unit pursuant to Section 4.01(a).

“Unreturned Capital” means, with respect to a Class L Unit, an amount equal to the excess, if any, of (a) the aggregate amount of Capital Contributions made in exchange for or on account of such Unit (including all such amounts set forth on Schedule I), over (b) the aggregate amount of prior distributions made by the Company or received by such holder that constitute a return of the Capital Contributions therefor pursuant to Section 4.01(b).

“Vested Units” means the Class L Units issued to any Investor and any other Units which have vested in accordance with the terms and conditions of any written agreement pursuant to which such other Units were purchased or granted.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Board of Managers	5.01
Buyer	Preamble
Buyer Designee	5.01
Buyer Units	8.06(a)
Company	Preamble
Confidential Information	9.03(a)
Deciding Member	8.03
Delaware Law	2.01
Distribution in Kind	8.01(a)
Drag-Along Sale	8.06(a)
Drag-Along Sale Notice	8.06(b)
Drag-Along Sale Price	8.06(b)
Drag-Along Transferee	8.06(a)
Election Notice	8.03
Equity Value	8.05(a)
EXP	Preamble
Indemnitor	7.01(c)
Initiating Members	8.06(a)
IRS Notice	6.04(d)
Issuance Notice	3.04(a)
LBSO	Preamble
Limited	Preamble
Limited Designee	5.01

Term	Section

Liquidating Event	10.02
Manager	5.01
Non-Voting Appointee	5.01(a)(iii)
Offering Member	8.03
Offer Notice	8.03
Other Business	9.04(b)
Other Members	8.06(a)
Proportionate Value	8.05(a)
Remaining Securities	3.04(b)
Right of First Refusal	8.04(a)
ROFR Period	8.04(a)
ROFR Termination	8.04(c)
Tag-Along Right	8.05(a)
Tag-Along Right Period	8.05(b)
Tax Matters Partner	6.04(a)
Total Equity Value	8.05(a)
Units	3.01

ARTICLE 2

FORMATION AND PURPOSES OF THE COMPANY

Section 2.01. Formation of the Company. The Company has previously been formed pursuant to the Delaware Limited Liability Company Act, 6 Del. Code § 18-101 et seq. (as amended, and any successor to such statute, “Delaware Law”). The rights and liabilities of the Members shall be as provided for in Delaware Law if not otherwise expressly provided for in this Agreement.

Section 2.02. Name of the Company. The name of the Company shall be “Express Parent LLC” or such other name as the Board of Managers shall approve.

Section 2.03. Purpose of the Company. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Law and in any and all activities necessary or incidental to the foregoing. In furtherance of its purpose, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware Law on limited liability companies. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Members, it being understood that (i) the operation of the Company is subject to the provisions of this Agreement and (ii) no Member shall be entitled to bind the Company, except as contemplated by this Agreement or as established by the Board of Managers in the manner contemplated hereby.

Section 2.04. Place of Business of the Company. The principal place of business of the Company shall be located at such place as shall be determined from time to time by the Board of Managers. The Company shall also have such additional offices as shall be determined from time to time by the Board of Managers.

Section 2.05. Registered Office and Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent for service of process on the Company at such address is The Corporation Trust Company.

Section 2.06. Term. The Company commenced on the date of the filing of the Certificate of Formation, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article 10 hereof or as otherwise provided by law.

Section 2.07. Title to the Company Property. All property of the Company and its Subsidiaries, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company or its Subsidiaries, as the case may be, as an entity, and no Member, individually, shall have any direct ownership interest in such property.

Section 2.08. Filing of Certificates. The officers of the Company shall file and publish all such certificates, notices, statements or other instruments required by law (a) to evidence the formation of the Company and (b) for the operation of the Company in all jurisdictions where the Company may elect from time to time to do business.

Section 2.09. Limitation on Liability. Except as required by Delaware Law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member. Members shall not act as agents for one another or incur debts, obligations or liabilities on behalf of other Members.

ARTICLE 3

CAPITAL CONTRIBUTIONS AND MEMBERSHIP UNITS

Section 3.01. Units. The Members’ ownership interests in the Company shall be represented by units having the rights and obligations specified herein with respect to Class L Units, Class A Units, Class B Units and Class C Units (collectively, the “Units”). Subject to Section 5.02(b), the Company shall have the authority to issue an unlimited number of Units, of which the number of Units set forth on Schedule I have been issued and are outstanding as of the date of this Agreement. All Units shall be uncertificated, unless otherwise determined by the Board of Managers. Subject to Section 3.04 and Section 5.02(b), from time to time after the date hereof, the Board of Managers may cause the Company to offer and issue additional Units with such powers, preferences and rights, and subject to such qualifications, limitations and restrictions, as the Board of Managers may determine.

Section 3.02. Additional Capital Contributions. Except as expressly set forth in this Agreement, no Member shall be required to make any additional capital contributions to the Company.

Section 3.03. Other Matters.

(a) Except as otherwise provided in this Agreement and except for any distributions made to the Members according to their respective interests in distributions in accordance with Article 4 hereof or repurchases of Units, in each case made in compliance with this Agreement, no Member shall receive a return of any of its Capital Contributions, or any of the amounts represented by such Member’s Percentage Interest, without the consent of the Investors. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

(b) No Member or any Affiliate thereof shall receive any interest, salary or drawing with respect to its Capital Contributions or its Percentage Interest or for services rendered on behalf of the Company or otherwise in its capacity as a Member or otherwise, except as otherwise contemplated by this Agreement or the Related Documents or any other agreement in writing with the Company approved by the Board of Managers in accordance with the requirements of Section 5.02.

(c) Except as provided herein, no Member shall have any right (a) to withdraw as a Member of the Company, (b) to withdraw from the Company all or any part of such Member’s Capital Contributions, (c) to receive property other than cash in return for such Member’s Capital Contributions or (d) to receive any distribution from the Company except in accordance with Article 4.

(d) Upon any Transfer of Units in accordance with the terms of this Agreement, the Transferee shall succeed to the capital account of the Transferor to the extent attributable to the Transferred Units.

Section 3.04. Preemptive Rights.

(a) The Board of Managers shall have the authority to issue Company Securities in such amounts and at such purchase prices per Company Security as determined by the Board of Managers, subject to the provisions of this Section 3.04 and Section 5.02(b). Subject to Section 3.04(e), the Company shall deliver written notice (an “Issuance Notice”) to each Investor of any proposed issuance by the Company of any Company Securities at least 20 days prior to the proposed issuance date. The Issuance Notice shall specify the cash price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 3.04(e), each Investor shall be entitled to purchase up to such Investor’s pro rata percentage (determined by dividing the number of Class L Units held by such Investor by the total number of Class L Units then issued and outstanding and held by all of the Investors) of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b) An Investor shall deliver written notice of its election to purchase such Company Securities to the Company and each other Investor within 15 days of receipt of the Issuance Notice. Such delivery of notice (which notice shall specify the number (or amount) of Company Securities to be purchased by the Investor submitting such notice) to the Company shall constitute exercise by such Investor of its rights under this Section 3.04 and a binding agreement of such Investor to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in such Investor’s notice. If, at the termination of such 15-day period, any Investor shall not have exercised its rights to purchase any of its pro rata percentage of such Company Securities, such Investor shall be deemed to have waived all of its rights under this Section 3.04 with respect to the purchase of such Company Securities (but, for the avoidance of doubt, shall not have waived its rights with respect to any future purchase of Company Securities). To the extent that any Investor does not exercise its rights under Section 3.04(a) in full, the Company shall provide the Investors who have elected to exercise their rights in full with the opportunity to purchase the remaining Company Securities which were the subject of the Issuance Notice (the “Remaining Securities”). In such event, such Investors may elect to purchase any or all of the Remaining Securities; provided that each such electing Investor shall receive its proportionate share of the Remaining Securities based on the aggregate number of Company Securities such Investors as a group elect to purchase if such number is more than the number or amount of Remaining Securities.

(c) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Investors have not elected to purchase at the price and upon terms that are not less favorable to the Company than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. The closing of any purchase of such Company Securities that Investors have elected to purchase pursuant to such Issuance Notice shall take place at the same time as the issuance to non-Members.

(d) If the Investors have elected to purchase all of the Company Securities proposed to be issued at any one time pursuant to this Section 3.04, the consummation of such purchase shall take place as soon as practicable (but in no event more than 45 days) following the receipt of all notices from the Investors indicating such election; provided that if such purchase is subject to regulatory approval, such 45 day period shall be extended until the expiration of 5 Business Days after all such approvals have been received, but in no event later than 90 days following the receipt of such election notices. At the consummation of the issuance of such Company Securities, the Company shall issue the Company Securities to be purchased by each Investor exercising preemptive rights pursuant to this Section 3.04 registered in the name of such Investor, against payment by such Investor of the purchase price for such Company Securities as specified in the Issuance Notice. If the Company proposes to issue any Company Securities after such 90-day period (as it may be extended as provided above), it shall again comply with the procedures set forth in this Section 3.04.

(e) Notwithstanding the foregoing, no Investor shall be entitled to purchase Company Securities as contemplated by this Section 3.04 in connection with issuances of (i) Company Securities to employees of the Company or any of its Subsidiaries pursuant to employee benefit plans or arrangements approved by the Board of Managers (including upon the exercise of employee incentive grants made pursuant to any such plans or arrangements) or (ii) Company Securities as consideration for any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction approved by the Board of Managers in accordance with the provisions of this Agreement. The Company shall not be obligated to consummate any proposed issuance of Company Securities, nor be liable to any Investor if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 3.04 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f) This Section 3.04 shall terminate upon consummation of an Initial Public Offering.

Section 3.05. Agreement to be Bound. No Transfer of Units otherwise permitted pursuant to this Agreement (other than any Transfer pursuant to a Public Offering or Rule 144) shall be effective unless prior to (and as a condition to) such Transfer, the Transferee (if not already a party to this Agreement) shall have executed and delivered to the Company an instrument or instruments reasonably satisfactory to the Board of Managers confirming that such Transferee has agreed to be bound as a “Member” by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Company and shall include the address of such Transferee to which notices hereunder shall be sent. Furthermore, no Transfer under this Agreement shall relieve the Transferor from any of its obligations hereunder, and such Transferor and Transferee shall be jointly and severally liable with respect to any such obligations. Prior to issuing Units to any new Members, the Company will require such Member to agree to be bound by this Agreement in the manner described above.

ARTICLE 4

DISTRIBUTIONS AND ALLOCATIONS

Section 4.01. Distributions. The Company may periodically make distributions of available cash to the Members at such times and in such amounts as are approved by the Board of Managers, subject to the applicable requirements of Section 5.02(b). Except as otherwise set forth in this Article 4, each distribution shall be made to the holders of Vested Units (determined as of the time of any such distribution) in the following order and priority:

(a) First, to the Class L Unitholders, an amount equal to the aggregate Unpaid Class L Yield with respect to their Vested Class L Units outstanding as of the time of such distribution (ratably among such holders based on the Unpaid Class L Yield of each such Vested Class L Unit as of the time of such distribution) until each Class L Unitholder has received distributions with respect to its Vested Class L Units pursuant to this Section 4.01(a) in an amount equal to the aggregate Unpaid Class L Yield with respect to such holder’s Vested Class L Units outstanding as of the time of such distribution, and no distribution or any portion thereof shall be made under any of the other subparagraphs of this Section 4.01 until the entire amount of the Unpaid Class L Yield with respect to the Vested Class L Units outstanding as of the time of such distribution has been paid in full;

(b) Second, to the Class L Unitholders, an amount equal to the aggregate Unreturned Capital with respect to their Vested Class L Units outstanding as of the time of such distribution (ratably among such holders based on the Unreturned Capital of each such Vested Class L Unit as of the time of such distribution) until each Class L Unitholder has received distributions with respect to its Vested Class L Units pursuant to this Section 4.01(b) in an amount equal to the aggregate Unreturned Capital with respect to its Vested Class L Units outstanding as of the time of such distribution, and no distribution or any portion thereof shall be made under any of the other subparagraphs of this Section 4.01 until the entire amount of the Unreturned Capital with respect to the Vested Class L Units outstanding as of the time of such distribution has been paid in full;

(c) Third, to the holders of Class L Units and Class A Units, as a group (ratably among such holders based upon the number of Vested Class L Units and Vested Class A Units held by each such holder as of the time of such distribution), an amount equal to 100% of such distribution until the remaining amount of the One and One-Half Times Multiple has been achieved, and no distribution or any portion thereof shall be made under any of the other subparagraphs of this Section 4.01 until the One and One-Half Times Multiple has been achieved;

(d) Fourth, to the holders of Class L Units, Class A Units and Class B Units, as a group (ratably among such holders based upon the number of Vested Class L Units, Vested Class A Units and Vested Class B Units held by each such holder as of the time of such distribution), an amount equal to 100% of the remaining amount of such distribution until the Two Times Multiple has been achieved, and no distribution or any portion thereof shall be made under any of the other subparagraphs of this Section 4.01 until the Two Times Multiple has been achieved; and

(e) Fifth, to the holders of Class L Units, Class A Units, Class B Units and Class C Units, as a group (ratably among such holders based upon the number of Vested Class L Units, Vested Class A Units, Vested Class B Units and Vested Class C Units held by each such holder as of the time of such distribution), an amount equal to 100% of the remaining amount of such distribution.

Section 4.02. Tax Distributions.

(a) Notwithstanding any other provision of this Agreement, to the extent cash is available for distributions, the Board of Managers shall cause the Company to make distributions to each Member at such times as shall be reasonably determined to enable such Member to pay federal, state and local income taxes, including estimated taxes, in an amount equal to the product of (i) the net profit allocated to such Member pursuant to Section 4.06(a) and (ii) the combined effective tax rate equal to the greater of the combined marginal federal, state and local income tax rate applicable to a corporation or an individual in the State of California, as the case may be, and taking into account the amount of distributions (if any) previously made pursuant to Section 4.01.

(b) Any distribution pursuant to Section 4.02(a) will be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Section 4.01 and will reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 4.01.

Section 4.03. Distributions in Violation of Delaware Law. Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall not be required to make a distribution to a Member if such distribution would violate Delaware Law or any other applicable law.

Section 4.04. Amounts Withheld. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign government any amounts which it reasonably determines may be required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any allocation or distribution to any Member shall be treated as amounts distributed to such Member pursuant to this Article for all purposes under this Agreement. The Company shall provide each Member with documentation substantiating that such withholdings were in fact paid to the relevant governmental entity.

Section 4.05. Dissolution. Upon dissolution and winding up of the Company, the Company shall make distributions in accordance with Section 10.04.

Section 4.06. Allocations.

(a) Except as otherwise provided in Section 4.07, profits and losses for any Fiscal Year shall be allocated among the Members in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Member, (ii) such Member’s share of minimum gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 10.04; provided, however, that any deductions for compensation expense attributable to the exercise of options to purchase the common stock of Limited Brands or the vesting of Limited Brands’ restricted stock after July 6, 2007 shall be allocated to Limited.

Section 4.07. Tax Allocations.

(a) Except as otherwise provided in this Section 4.07 or required by the Code or other applicable law, the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in the same proportions as they share the corresponding items pursuant to Section 4.06.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company in connection with its formation shall be allocated among the Members in accordance with Code Section 704(c) under the “traditional method” so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c) If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d) Tax deductions for compensation expense attributable to the exercise of options to purchase the common stock of Limited Brands or the vesting of Limited Brands’ restricted stock after July 6, 2007 shall be allocated to Limited.

(e) If any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) has an adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) as of the end of any Fiscal Year, then taxable income or gain for such Fiscal Year shall be allocated to such Member in proportion to, and to the extent of, such adjusted capital account deficit. This Section 4.07(e) is intended to be a “qualified income offset” provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

ARTICLE 5

THE BOARD OF MANAGERS

Section 5.01. Board of Managers.

(a) Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of managers (the “Board of Managers”), which shall initially be composed of five managers (plus the Non-Voting Appointee, as described in Section 5.01(a)(iii) below) (each, a “Manager”), designated as follows:

(i) Limited may designate (x) two Managers so long as Limited’s Original Ownership Percentage is at least 50% and (y) one Manager so long as Limited’s Original Ownership Percentage is at least 25% (each Manager designated by Limited, a “Limited Designee”);

(ii) Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Fund II-A, L.P., and Golden Gate Capital Investment Annex Fund II, L.P. may collectively designate (x) three Managers (one of whom shall be designated by Golden Gate Capital Investment Fund II, L.P., one of whom shall be designated by Golden Gate Capital Investment Fund II-A, L.P., and one of whom shall be designated by Golden Gate Capital Investment Annex Fund II, L.P.) so long as Buyer’s Original Ownership Percentage is at least 50% and (y) two Managers (one of whom shall be designated by Golden Gate Capital Investment Fund II-A, L.P., and one of whom shall be designated by Golden Gate Capital Investment Annex Fund II, L.P.) so long as Buyer’s Original Ownership Percentage is at least 25% (each Manager so designated pursuant to this Section 5.01(a)(ii), a “Buyer Designee”); and

(iii) in addition to the Limited Designees and the Buyer Designees, unless the Company’s CEO is separately appointed as a Limited Designee or a Buyer Designee (in which case such appointee shall be a voting member of the Board), the Company’s CEO shall be an ex-officio, non-voting member of the Board of Managers (the “Non-Voting Appointee”). The Non-Voting Appointee shall not be deemed a Manager for purposes of any action or vote taken or omitted to be taken by the Board of Managers or for the purposes of determining the presence of a quorum for the conduct of business by the Board of Managers, but shall be deemed to be a member of the Board of Managers for purposes of director and officer indemnification and insurance coverage.

(b) Golden Gate Capital Investment Annex Fund II, L.P. shall be entitled to designate, from time to time, the Manager who shall serve as Chairman of the Board of Managers.

(c) The Company and each Member will take all actions that are necessary and within its power in order to ensure that the composition of the Board of Managers is as set forth in Section 5.01(a) and Section 5.01(b). Notwithstanding anything to the contrary herein, the rights of Limited and Buyer’s Affiliates set forth in Section 5.01(a) and Section 5.01(b) are personal to Limited and Buyer’s Affiliates, respectively, and no Transferee or other Member may succeed to or be assigned any of such rights.

(d) Except as otherwise expressly provided in this Agreement, the Board of Managers shall have the power on behalf and in the name of the Company to carry out any and all of the purposes of the Company described in Section 2.03 and to perform all acts which it may, in its discretion, deem necessary or desirable in furtherance of such purposes.

Section 5.02. Quorum and Manner of Acting. (a) Except as otherwise expressly provided in this Agreement, (i) the presence (in person or by telephone) of a majority of the total number of Managers (excluding, for the avoidance of doubt, the Non-Voting Appointee) shall constitute a quorum for the transaction of business and (ii) the affirmative vote of at least a majority of the Managers (excluding, for the avoidance of doubt, the Non-Voting Appointee) present at a meeting at which a quorum exists shall be the act of the Board of Managers. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Managers may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board of Managers shall appoint a person to act as secretary of each meeting of the Board of Managers and keep the minutes thereof. Any Manager (excluding, for the avoidance of doubt, the Non-Voting Appointee) may designate another individual to attend a meeting of the Board of Managers and such individual shall have the full power and authority to take any action which such Manager would otherwise be entitled to take.

(b) Without limiting the generality of Section 5.02(a), except as otherwise expressly provided in this Agreement or any Related Document, the actions set forth on Annex A hereto shall require the approval of the Board of Managers and shall be subject to the approval rights of Limited as indicated on Annex A.

Section 5.03. Time and Place of Meetings. The Board of Managers shall hold its meetings at least quarterly, at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Managers. Each Member shall use reasonable efforts to cause the Managers appointed by such Member to attend each meeting of the Board of Managers.

Section 5.04. Regular Meetings. After the place and time of regular meetings of the Board of Managers shall have been determined and notice thereof shall have been once given to each Manager, regular meetings may be held without further notice being given. The Company shall deliver to each Manager, at least ten Business Days before the meeting date, an agenda, any proposed resolutions and appropriate background information regarding the matters to be acted upon. The business conducted at any regular meeting shall be limited to the items set forth in the agenda. The Board of Managers shall schedule its meetings using good faith efforts to accommodate any scheduling conflicts of the Managers. Regular meetings of the Board of Managers shall only be scheduled for a Business Day during normal business hours, unless otherwise agreed by Limited and Buyer.

Section 5.05. Special Meetings. Special meetings of the Board of Managers may be called upon the written request of any two Managers. Notice of special meetings of the Board of Managers shall be given to each Manager at least five Business Days before the meeting date in such manner as is determined by the Board of Managers, and shall include a statement of the purpose or purposes of such special meeting, any proposed resolutions and appropriate background information regarding the matters to be acted upon. A written waiver of any such notice signed by the Manager entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when such Manager attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The business conducted at any special meeting shall be limited to the purpose or purposes set forth in the notice thereof.

Section 5.06. Subcommittees. Subject to Section 5.02(b), the Board of Managers may designate one or more subcommittees. Any such subcommittee, to the extent provided in the resolution of the Board of Managers, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, subject to the applicable approval rights of Limited pursuant to Section 5.02(b). Each subcommittee shall keep regular minutes of its meetings and report the same to the Board of Managers when required.

Section 5.07. Subsidiaries. The board of directors or comparable governing body of each Subsidiary of the Company with a board of directors or equivalent body shall be comprised of the individuals who are serving as Managers in accordance with Section 5.01. The other provisions of this Article 5 (including Annex A) shall apply mutatis mutandis to each such Subsidiary of the Company.

Section 5.08. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Managers or of any subcommittee thereof may be taken without a meeting, if all members of the Board of Managers (excluding, for the avoidance of doubt, the Non-Voting Appointee) or subcommittee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or subcommittee, as the case may be.

Section 5.09. Telephonic Meetings. Members of the Board of Managers or any subcommittee thereof may participate in a meeting of the Board of Managers or such subcommittee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 5.10. Resignation. Any Manager may resign at any time by giving written notice to the Board of Managers of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.11. Term; Vacancies. Each Manager shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Any Manager may be removed, with or without cause, at any time by the Member or the Affiliate of such Member who appointed such Manager. Vacancies on the Board of Managers may only be filled by the Member or the Affiliate of such Member that appointed the departing Manager. In connection with each appointment or removal of a Manager, the Member or the Affiliate of such Member making such appointment or removal shall give written notice thereof to the Company and the other Member.

ARTICLE 6

ACCOUNTING AND TAX MATTERS

Section 6.01. Auditors and Financial Statements.

(a) The Company’s independent public accountants shall initially be Ernst & Young. The Board of Managers (subject to Section 5.02) may change the Company’s independent public accountants for any Fiscal Year after February 2, 2008.

(b) The Company shall adopt and follow GAAP, consistently applied, and all financial terms used herein shall, to the extent not otherwise defined, be interpreted according to GAAP in accordance with their common usage by auditors in the United States. Without limitation of the other rights of the Members under this Agreement, each Investor and its independent auditors shall be entitled to have reasonable access to and consultation with the Company’s management (including its finance and accounting staff) and the Company’s independent public accountants and shall be entitled to review such accountants’ work papers and the information made available to them in connection with the preparation and audit of the Company’s financial statements. The Company shall cause its independent public accountants to make such work papers and information available to the Investors and otherwise to cooperate with the Investors and their independent auditors as reasonably requested. The Company shall afford each Investor and its auditors and other authorized representatives such other reasonable access to the Company’s books of account, financial and other records as an Investor may reasonably request upon reasonable prior notice and during normal business hours of the Company.

(c) The Company shall adopt and follow Limited Brands’ certification procedures as used by Limited Brands from time to time and communicated by Limited Brands to the Company. These procedures shall include the Company providing certification to Limited Brands by the second Thursday after the end of the quarter for which financial statements are being certified and providing to Limited Brands such supporting detail as is required by Limited Brands for its certification process. The Company’s independent public accountants shall review the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each of the first three fiscal quarters and the related unaudited statement of operations and cash flows for each such quarter. This Section 6.01(c) shall terminate at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008.

Section 6.02. Partnership for Tax Purposes. The Members hereby agree that the Company shall be treated as a partnership for tax purposes under United States federal, state and local income tax laws or other laws, and further agree not to take any position or to make any election, in a tax return or otherwise, inconsistent herewith.

Section 6.03. Tax Elections. The Company’s accounting period for federal income tax purposes shall be the Fiscal Year, unless the Board of Managers shall determine otherwise (subject to Section 5.02) in compliance with applicable laws.

Section 6.04. Tax Matters Partner. (a) The tax matters partner (the “Tax Matters Partner”) for purposes of Section 6231 of the Code shall be Buyer. The Tax Matters Partner shall act in accordance with the tax policies established by the Board of Managers. The Tax Matters Partner shall, at the expense of the Company, cause to be prepared and filed all tax returns (including amended returns) required to be filed by the Company.

(b) All necessary tax information shall be delivered to each Member after the end of each Fiscal Year of the Company. Such information shall be furnished not later than 90 days prior to the due date (including extensions) of the Company’s federal income tax information return. The Company shall take such action as is necessary to make each Investor a “notice partner” within the meaning of Section 6231(a)(8) of the Code.

(c) All elections by the Company for income and franchise tax purposes and all determinations regarding the fair market value of any Company assets, book basis, depreciation or amortization and all other matters relating to all tax returns (including amended returns) filed by the Company, including tax audits and related matters and controversies, shall be made and conducted by the Tax Matters Partner at the direction of the Board of Managers.

(d) By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agrees to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each interest in the Company issued by the Company covered by the Safe Harbor in a manner consistent with the requirements of the IRS Notice.

(e) The Company and each Member may pursue any and all rights and remedies it may have to enforce the obligations of the Company, the Tax Matters Partner and the Members (as applicable) under Section 6.04(d), including, without limitation, seeking specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 6.04(d). A Member’s obligations to comply with the requirements of Section 6.04(d) shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 6.04, the Company shall be treated as continuing in existence.

(f) Each Member authorizes the Tax Matters Partner to amend Section 6.04(d) and 6.04(e) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (including, without limitation, any amendment to reflect changes from the rules set forth in the IRS Notice in subsequent Treasury Regulations or Internal Revenue Service guidance), provided that such amendment is not materially adverse to the Member (as compared with the after tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

ARTICLE 7

INDEMNIFICATION

Section 7.01. Indemnification.

(a) Except in the case of bad faith, gross negligence or willful misconduct, to the fullest extent permitted by Delaware Law, no Member, Manager or other officer of the Company shall be liable to the Company or any Member for monetary damages for any breach of fiduciary duty.

(b) Except in the case of bad faith, gross negligence or willful misconduct, each Person (and the heirs, executors or administrators of such Person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such Person is or was a Member, Manager or officer of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Section shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Section shall be a contract right.

(c) Each Member (an “Indemnitor”) indemnifies the other Member for any losses and liabilities (including reasonable attorney’s fees) incurred by such Member in connection with its membership in the Company (whether as a result of a decline in value of such Member’s Units or otherwise) to the extent such losses and liabilities arise out of the bad faith, gross negligence or willful misconduct of the Indemnitor.

(d) The Company may, by action of the Board of Managers, provide indemnification to Members, Managers, officers, employees and agents of the Company or other persons who are or were serving at the request of the Company as a member, director, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise to such extent and to such effect as the Board of Managers shall determine to be appropriate.

(e) The Company shall purchase and maintain insurance on behalf of any person who is or was a Manager, officer, director, employee or agent of the Company or any of its Subsidiaries, or is or was serving at the request of the Company or any of its Subsidiaries as a Manager, officer, director, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Company or any of its Subsidiaries would have the power to indemnify such Person against such liability under Delaware Law.

(f) The rights and authority conferred in this Section shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(g) Neither the amendment of this Section, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Section in respect of any acts or omissions occurring prior to such amendment or modification.

(h) No provision of this Section 7.01 shall limit or effect any Member’s obligation to comply with the express terms of this Agreement or the Related Documents.

ARTICLE 8

TRANSFER OF INTERESTS

Section 8.01. General Restrictions. (a) No Transfer of any or all Units may be made (and each Member shall ensure that no Transfer by it or any of its Affiliates is made) except for Transfers (i) to Permitted Transferees (it being agreed that EXP shall not make any Transfer to any Permitted Transferee prior to July 6, 2008), (ii) in accordance with Section 8.03, Section 8.04, Section 8.05 and Section 8.06, (iii) in a Public Offering or pursuant to Rule 144 or (iv) following the 18-month anniversary of the consummation of the Initial Public Offering of any Units (or the securities of the relevant publicly-traded entity held by such Member following the Initial Public Offering) pursuant to a distribution that is made pro rata without consideration therefor to its equity holders (a “Distribution in Kind”). Notwithstanding the first sentence of this Section 8.01(a), no Member may (i) pledge, encumber or hypothecate any of its Units or (ii) enter into any derivative, swap, participation or similar arrangement that transfers, directly or indirectly, in whole or in part, any of the economic consequences of ownership of such Units. Except with respect to the restrictions set forth in clause (iv) of the first sentence of this Section 8.01(a) (which shall terminate on the 18-month anniversary of the consummation of an Initial Public Offering), the restrictions set forth in the first and second sentences of this Section 8.01(a)

shall terminate upon the consummation of a Qualified Initial Public Offering. Following the 18-month anniversary of the Initial Public Offering, to the extent permitted by applicable Law, a Member shall provide the Company and each of the Investors with at least five days written notice prior to effecting any Distribution in Kind. Following a Qualified Initial Public Offering, to the extent permitted by applicable Law, each Member and its Permitted Transferees shall provide each of the Investors with at least five Business Days written notice prior to effecting any Transfer (or entering into any agreement with respect to a Transfer) of 5% or more of the then outstanding Units of the Company by such Member or its Permitted Transferees.

(b) Any Transfer of Units which is not made in compliance with the provisions of this Agreement, including Section 3.05 hereof, shall be void and no such Transfer shall be recognized on the books and records of the Company or any other Person. Notwithstanding anything else contained herein, no Transfer shall be made except in compliance with the Securities Act. If reasonably requested by the Board of Managers, each Transferee Member agrees to pay, prior to or simultaneously with the time of the Transfer, all expenses, including reasonable attorneys’ fees, incurred by the Company in connection with such Transfer.

(c) Notwithstanding the foregoing, (i) Transfers of shares of Limited Brands or any successor thereof shall not be considered Transfers prohibited by this Section 8.01 and (ii) Transfers of interests in Golden Gate Private Equity, Inc. and its managed investment funds shall not be considered Transfers prohibited by this Section 8.01.

Section 8.02. Transferee Rights. Any Person who is a Transferee of any portion of a Member’s Units in accordance with this Agreement shall become a substitute Member. A permitted Transferee of any Units or rights attributable to the Units of any Member shall be entitled to receive distributions of cash or other property from the Company to the extent of the rights under such Units.

Section 8.03. Notice of Request to Transfer. In the event that any Member or its Permitted Transferees (the “Offering Member”) proposes to Transfer (in one transaction or in a series of transactions) any Units to a third party (other than (i) to a Permitted Transferee, (ii) in a Public Offering or pursuant to Rule 144 or (iii) in a Drag-Along Sale pursuant to Section 8.06), (i) the Offering Member shall give written notice (the “Offer Notice”) to Limited (in the case that Buyer or its Permitted Transferee is the Offering Member) or Buyer (in the case that any Member or its Permitted Transferee (other than Buyer or its Permitted Transferee) is the Offering Member) (the “Deciding Member”), the Company and the other Investors of such proposal. The Offer Notice shall specify the number of Units proposed to be Transferred, the proposed purchase price (which shall consist solely of cash consideration), the identity of the proposed third party Transferee and the other material terms and conditions of the proposed Transfer, including, with respect to Section 8.05 hereof, the number of Vested Units eligible to be Transferred pursuant to Section 8.05 by the Members exercising their Tag Along Rights and the purchase price to be received with respect to each such class of Vested Units. Within 20 days of its receipt of the Offer Notice, the Deciding Member may elect in its sole discretion, by written notice (the “Election Notice”) to the Offering Member, to (i) prohibit the Offering Member from proceeding with the Transfer proposed in the Offer Notice, in which case the Offering Member shall not be permitted to make such Transfer, or (ii) permit the Offering Member to proceed with the Transfer proposed in the Offer Notice, in which case the Offering Member and all other Members shall comply with the applicable provisions of Section 8.04 and Section 8.05. Upon an election by the Deciding Member to prohibit a proposed Transfer in accordance with clause (i) of the preceding sentence, any subsequent proposal to Transfer any Units by the Offering Member shall again be subject to the provisions of this Section 8.03. This Section 8.03 shall terminate upon the consummation of a Qualified Initial Public Offering.

Section 8.04. Rights of First Refusal.

(a) If pursuant to Section 8.03 the Deciding Member has elected to permit the Offering Member to proceed with a Transfer (other than (i) to a Permitted Transferee, (ii) in a Public Offering or pursuant to Rule 144 or (iii) in a Drag-Along Sale pursuant to Section 8.06), each Investor (other than the Offering Member) shall have the right and option (the “Right of First Refusal”), exercisable within 10 days after the date of the Election Notice, to purchase up to its pro rata percentage (determined by dividing the number of Class L Units held by such Investor by the total number of Class L Units then held by all Investors (other than those of the Offering Member)) of the Units at the price (which shall be in cash payable by wire transfer of immediately available funds in U.S. Dollars) and on the terms and conditions set forth in the Offer Notice by providing written notice of that election to the Offering Member (and the other Investors). If any Investor fails to elect to purchase its pro rata percentage of the Units within such 10-day period, the Offering Member shall give prompt written notice of such failure to those other Investors (if any) who do offer to purchase up to their pro rata percentage pursuant to the Right of First Refusal and such other Investors may purchase on a pro rata basis, based on the number of Units they have previously elected to purchase, all of the balance thereof (or commit to purchase all of the balance thereof) at the price and on the terms and conditions set forth in the Offer Notice by providing written notice of that election to the Offering Member within 10 days after the expiration of the 10-day period described above (such 10-day period, as may be extended by the additional 10-day period, the “ROFR Period”). Any offer to purchase Units pursuant to the Right of First Refusal shall be irrevocable and binding on the Investor making such offer, subject only to compliance by the Offering Member with the terms of this Section 8.04. The failure of any Investor to advise the Offering Member of such Investor’s decision to purchase Units within the applicable periods described above shall be deemed to constitute a notification to the Offering Member of a decision not to exercise the Right of First Refusal.

(b) The closing for all Transfers of the Units purchased pursuant to the exercise of the Right of First Refusal shall occur within 30 days after the expiration of the ROFR Period (which 30-day period shall be extended to up to 90 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), or at such other time as may be mutually agreed upon by the Offering Member and the applicable Investors purchasing the Units, with the Offering Member being required to provide representations and indemnification to such purchasers only with respect to due authorization, valid execution and delivery, good title to the Units and no Liens on such Units. If any purchasing Investor shall default in its obligations to purchase Units pursuant to this Section 8.04, the other purchasing Investors shall be entitled to purchase the Units that such defaulting Investor failed to purchase on the same basis as the other Units purchased by the non-defaulting Investors; provided that such purchase shall take place within 10 Business Days of such default.

(c) Upon the failure of (i) the Investors (other than the Offering Member) to exercise their Rights of First Refusal with respect to all (and not less than all) of the Units subject to an Offer Notice in accordance with Section 8.04(a) or (ii) the purchasing Investors to purchase all (and not less than all) of the Units subject to such Offer Notice pursuant to Section 8.04(b) within the time designated therein for closing, as applicable (the time of such applicable failure, the “ROFR Termination”), the Offering Member shall be relieved of such Offering Member’s obligations under this Section 8.04 with respect to that particular proposed Transfer and, subject to Section 8.05, such Offering Member shall be permitted, for a 90-day period commencing upon the ROFR Termination (which 90-day period shall be extended up to 180 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), to Transfer the Units subject to the Offer Notice to the third party(s) set forth in the Offer Notice at a price not lower, and on terms and conditions in the aggregate no more favorable to the third party(s), than offered to the Investors in the Offer Notice. If, at the end of such 90-day (or up to 180-day, as applicable) period, the Offering Member has not completed such Transfer to such third party(s), then all the restrictions on Transfer contained in this Agreement with respect to Units subject to such Offer Notice shall again be in effect.

(d) This Section 8.04 shall terminate upon the consummation of a Qualified Initial Public Offering.

Section 8.05. Tag-Along Rights.

(a) Subject to Section 8.07, following a ROFR Termination pursuant to Section 8.04(c), if an Offering Member proposes to Transfer (in one transaction or in a series of transactions) any Vested Units (other than (i) to a Permitted Transferee, (ii) in a Public Offering or pursuant to Rule 144 or (iii) in a Drag-Along Sale pursuant to Section 8.06) to a third party, then each Member (other than the Offering Member) shall have the right (the “Tag-Along Right”) to have included in the proposed Transfer, a number of Vested Units with an aggregate Equity Value (as defined below) equal to the Proportionate Value (as defined below) of such Member’s Vested Units. The “Proportionate Value” of a Member’s Vested Units shall be determined by dividing (a) the Equity Value of all of such Member’s Vested Units by (b) the Total Equity Value of all Vested Units. The “Total Equity Value” of the Vested Units is the aggregate proceeds that would be received by the holders of all Vested Units if the Company’s entire business operations were sold at fair market value (assuming for this purpose that the fair market value is determined by reference to the implied value of the Vested Units to be Transferred by the Offering Member as described in the Offer Notice), the Company’s liabilities and obligations were paid in full or otherwise satisfied, assumed or provided for, and the remaining proceeds were then distributed to the holders of Vested Units in accordance with Section 10.04 hereof and the “Equity Value” of any Vested Unit is the amount that the holder of such Vested Unit would be entitled to receive in respect of such Vested Unit in connection therewith. In the event the Offering Member proposes to transfer Vested Units of more than one class held by the Offering Member, each other Member participating in such Transfer pursuant to this Section 8.05, to the extent such Member elects to participate in such Transfer, will be required to sell in the contemplated Transfer a pro rata portion of the Vested Units of such class being Transferred by the Offering Member (up to the maximum number of Vested Units of all such classes owned by each such participating Member); otherwise, such participating Member who so elects to participate in such Transfer shall sell Vested Units of the classes reasonably agreed by the Offering Member and the participating Members to most closely approximate the Proportionate Value. The participating Members will be entitled to sell such Vested Units in the contemplated Transfer on the same terms and conditions (other than price, which will be as described in this Section 8.05(a) above) as the Offering Member as specified in the Offer Notice, and for a price equal to the Equity Value of such Vested Units.

(b) The Offering Member will use commercially reasonable efforts to obtain the agreement of the prospective Transferee to the participation of the participating Members in any contemplated Transfer, and the Offering Member will not effect any Transfer of any of its Vested Units to the prospective Transferee unless (i) simultaneously with such Transfer, the prospective Transferee purchases from each participating Member the Vested Units which such participating Member is entitled to and elects to sell to such prospective Transferee pursuant to Section 8.05(a) above or (B) simultaneously with such Transfer, the Offering Member purchases (on the terms and conditions specified in this Section 8.05) the number of Vested Units of such class from each participating Member which such participating Member would have been entitled to and has elected to sell pursuant to Section 8.05(a) above.

(c) The Members may exercise their Tag-Along Right within 10 days following the ROFR Termination (the “Tag-Along Right Period”), by providing written notice to that effect to the Offering Member. If the Tag-Along Right has been exercised with respect to any Vested Units proposed to be Transferred prior to the expiration of the Tag-Along Right Period, then the Offering Member may not effect any Transfer of the Vested Units subject to the Offer Notice to any third party except in compliance with the requirements of this Section 8.05, including Section 8.05(b) hereof.

(d) Notwithstanding anything to the contrary contained in this Section 8.05, there shall be no liability on the part of the Offering Member to any Member in the event that the Transfer of Units to the Person contemplated pursuant to this Section 8.05 is not completed for any reason whatsoever; provided that the Offering Member complies with all of the provisions of this Section 8.05, Section 8.04 and Section 8.07.

(e) The purchase from the other Members exercising Tag-Along Rights pursuant to this Section 8.05 shall be on the same terms and conditions, including any representations, warranties, covenants and indemnities, and the form of consideration, and on the same date of Transfer, as are received by the Offering Member and stated in the Offer Notice, and the price specified in Section 8.05(a) above and shall be subject to Section 8.07. As promptly as practicable (but in no event later than 2 Business Days) after the completion of the Transfer of Vested Units of the Offering Member and the Members exercising Tag-Along Rights to the third party contemplated pursuant to this Section 8.05, the Offering Member shall notify the Members exercising Tag-Along Rights thereof, shall remit to such Members the net transaction proceeds to which such Members are entitled pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms and conditions thereof as may be reasonably requested by such Member. No Member exercising its Tag-Along Rights under this Section 8.05 shall be required, for the purpose of exercising such rights, to comply with the provisions of Section 8.04 in connection with such Transfer.

(f) If any Member has not exercised any portion of its Tag-Along Right prior to the expiration of the Tag-Along Right Period, such Member shall be deemed to have waived the unexercised portion of such Tag-Along Right with respect to the Transfer of Units described in the Offer Notice and the Offering Member shall be permitted, for a period of 90 days from the expiration of the Tag-Along Right Period (which 90-day period shall be extended up to 180 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), to Transfer the Vested Units subject to the Offer Notice to the third party(s) set forth in the Offer Notice at a price not higher, and on terms and conditions in the aggregate no more favorable to the Offering Member, than offered to the Members in the Offer Notice. If, at the end of such 90-day (or up to 180-day, as applicable) period, the Offering Member has not completed the Transfer of Vested Units of the Offering Member and the Vested Units of any Member exercising its Tag-Along Rights in accordance with the terms and conditions set forth in the Offer Notice, all the restrictions on Transfer contained in this Agreement with respect to Vested Units owned by the Offering Member shall again be in effect.

(g) This Section 8.05 shall terminate upon the consummation of a Qualified Initial Public Offering.

Section 8.06. Drag-Along Sale.

(a) Subject to Section 8.07, if at any time after July 6, 2009 (or such earlier date as may be agreed to by the unanimous written consent of the Investors), (i) Buyer and its Permitted Transferees (the “Initiating Members”) propose to Transfer all or substantially all of their Units (“Buyer Units”) or all or substantially all of the assets of the Company to a third party that is not a Permitted Transferee of Buyer (the “Drag-Along Transferee”) and (ii) the Percentage Interest of Buyer and its Permitted Transferees at such time is greater than the Percentage Interest of Limited and its Permitted Transferees at such time, then the Initiating Members may elect, subject to the provisions of this Section 8.06, to effect a Drag-Along Sale; provided that in effecting such Drag-Along Sale, if the Initiating Members hold more than one class of Vested Units at such time, such Initiating Members shall sell in such Drag-Along Sale a proportionate number of Vested Units of each such class based on the total number of Vested Units of each such class held by the Initiating Members. Upon the election of the Initiating Members to effect a Drag-Along Sale, subject to the provisions of this Section 8.06, the Initiating Members shall require each other Member (the “Other Members”) to Transfer in the Drag-Along Sale up to all of the Units (as determined in accordance with Section 8.06(b)) then held by such Other Members for the consideration and on the terms and conditions described in the Drag-Along Sale

Notice, and each Other Member will be deemed to have consented to (and agrees to waive any dissenter’s rights, appraisal rights or similar rights in connection therewith) such Drag-Along Sale and agrees to take all necessary action to transfer such Other Member’s Units on the terms and conditions specified in the Drag-Along Sale Notice. As used herein, “Drag-Along Sale” means a Transfer of all or substantially all of the outstanding Units of the Company (whether by merger, recapitalization or otherwise) or all or substantially all of the Company’s assets to a third party (other than a Permitted Transferee).

(b) The Initiating Members shall provide written notice of such Drag-Along Sale to the Other Members (a “Drag-Along Sale Notice”) specifying the purchase price (the “Drag-Along Sale Price”) that the Initiating Member proposes be paid by a third party for the Company and the other material terms and conditions of the proposed Transfer, including (i) the number and class of Vested Units to be sold and (ii) the per Unit purchase price to be paid with respect to each class of Units as determined in accordance with the first sentence of Section 8.06(c) below. Each Other Member shall be required to sell in the Drag-Along Sale, with respect to each class of Units, that number of Vested Units of such class owned by such Member multiplied by a fraction, the numerator of which is the number of Vested Units of all classes to be sold by the Initiating Members in such Drag-Along Sale and the denominator of which is the total number of Vested Units of all classes owned by the Initiating Members.

(c) In connection with any Drag-Along Sale, each holder of Vested Units shall be entitled to receive the same form of consideration and the same portion of the aggregate consideration paid by the Drag-Along Transferee that such holder would have received with respect to its Vested Units sold in the Drag-Along Sale if the aggregate consideration paid by the Drag-Along Transferee in such Drag-Along Sale had been paid directly to the Company and then distributed by the Company pursuant to Section 10.04 hereof (assuming for this purpose that the only issued and outstanding Units of the Company are the Vested Units sold in the Drag-Along Sale). Except as set forth in the immediately preceding sentence, all holders of Vested Units to be sold shall be treated equally in the Drag-Along Sale (including with respect to receiving registration rights with respect to any securities received as consideration). Notwithstanding any provision to the contrary contained in this Agreement, any Unit that does not become a Vested Unit immediately prior to, or in connection with, any Drag-Along Sale or any other sale of the Company shall be forfeited and cancelled with concurrent effect upon the consummation of any such transaction, and no Member shall have any further rights or obligations with respect to such forfeited Units.

(d) The Initiating Member shall be permitted, for a 90-day period commencing upon the delivery of the Drag-Along Sale Notice (which 90-day period shall be extended up to 180 days in the event any required approval from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), to effect a Drag-Along Sale at a price not lower, and on terms and conditions in the aggregate no more favorable to the third party(s), than offered to the Members in the Drag-Along Sale Notice. If, at the end of such 90-day (or up to 180-day, as applicable) period, a Drag-Along Sale has not been consummated, then all the restrictions on Transfer contained in this Agreement shall again be in effect.

(e) If the Initiating Member shall effect a Drag-Along Sale in accordance with Section 8.06(d), each Other Member shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice (which terms and conditions will also apply to the Initiating Members) and to tender all of its Units as set forth below. Not later than 10 days prior to the consummation of Drag-Along Sale, each of the Other Members shall deliver to a representative of the Initiating Members designated in the Drag-Along Sale Notice a limited power-of-attorney authorizing the Initiating Members or such representative to Transfer such Units on the terms set forth in the Drag-Along Notice and wire transfer instructions for payment of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Units pursuant to this Section 8.06(e) at the closing for such Drag-Along Sale against delivery to such Other Member of the consideration therefor. If an Other Member should fail to deliver any such instruments to the Initiating Members, the Company shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 8.06(e) and that such Units shall be transferred to the Drag-Along Transferee concurrently with the consummation of the Drag-Along Sale and the delivery of the consideration therefor to such Other Member (or, if such Other Member refuses to accept delivery of such consideration, deposit of such consideration with a third party escrow agent reasonably acceptable to the Company).

(f) If the Drag-Along Sale shall not have been consummated during the period provided in Section 8.06(d), the Initiating Members shall return to each of the Other Members the limited power-of-attorney and all other applicable instruments representing Units that such Other Members delivered for Transfer pursuant hereto, together with any other documents in the possession of the Initiating Members executed by the Other Members in connection with such proposed Drag-Along Sale, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to any Units shall again be in effect.

(g) Concurrently with the consummation of the Drag-Along Sale pursuant to this Section 8.06, the Initiating Members shall give written notice thereof to the Other Members, shall remit to each of the Other Members that have surrendered the applicable instruments, if any, the net consideration (payable by wire transfer in accordance with such Other Member’s wire transfer instructions) for the Units Transferred pursuant hereto.

(h) Notwithstanding anything contained in this Section 8.06 there shall be no liability on the part of the Initiating Members to the Other Members (other than the obligation to return the limited power-of-attorney and other applicable instruments, if any, representing Units received by the Initiating Members) if the Drag-Along Sale is not consummated for whatever reason, regardless of whether the Initiating Members have delivered a Drag-Along Sale Notice. Whether to effect a Drag-Along Sale pursuant to this Section 8.06 is in the sole and absolute discretion of the Initiating Members.

(i) This Section 8.06 shall terminate upon the consummation of the Initial Public Offering.

Section 8.07. Additional Conditions to Tag-Along Sales and Drag-Along Sales.

(a) Each Member shall be obligated to pay only its pro rata share (based on the aggregate consideration received by such Member in respect of the Units Transferred by such Member) of expenses incurred in connection with a consummated Tag-Along Sale or Drag-Along Sale to the extent such expenses are incurred for the benefit of all Members and are not otherwise paid by the Company or another Person.

(b) Each Member shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are reasonably required in the proposed Transfer and as are customary for transactions of the nature of the proposed Transfer, provided that if the Members are required to provide any representations or indemnities in connection with such Transfer, liability for misrepresentation or indemnity shall (as to such Members) be expressly stated to be several but not joint and each Member shall not be liable for more than its pro rata share (based on the aggregate consideration received by such Member in respect of the Units Transferred by such Member) of any liability for misrepresentation or indemnity and (ii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price.

ARTICLE 9

CERTAIN COVENANTS

Section 9.01. Information Rights. The Board of Managers shall furnish to each Investor:

(a) As soon as practicable and, in any event no later than the first Wednesday following the end of each fiscal month (or no later than 30 days following the end of each fiscal month commencing at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month and the related unaudited statement of operations and cash flows for such fiscal month, and for the portion of the Fiscal Year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding fiscal month and portion of the previous Fiscal Year, and the figures for the corresponding fiscal month and portion of the then current Fiscal Year as in the Company’s annual operating budget.

(b) As soon as practicable and, in any event no later than the first Wednesday following the end of each of the first three fiscal quarters (or no later than 30 days following the end of such fiscal quarter commencing at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flows for such quarter and for the portion of the Fiscal Year then ended, in each case prepared in accordance with GAAP.

(c) As soon as practicable and, in any event, no later than the first Wednesday following the end of each Fiscal Year, a preliminary draft unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related preliminary draft unaudited statement of operations and cash flows for such Fiscal Year, and for the portion of the Fiscal Year then ended, in each case prepared in accordance with GAAP. This Section 9.01(c) shall terminate at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008.

(d) As soon as practicable and, in any event, within 45 days after the end of each Fiscal Year (or no later than 90 days following the end of each Fiscal Year commencing at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008), (A) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related audited statement of operations and cash flows for such Fiscal Year and the related footnotes, in each case prepared in accordance with GAAP and audited by the Company’s independent public accountants, (B) a comparison of the figures in the financial statements delivered pursuant to clause (A) with the figures for the previous Fiscal Year and the figures in the Company’s annual operating budget, (C) any management letters or other correspondence from such accountants and (D) the Company’s annual operating budget for the coming Fiscal Year.

(e) As soon as practicable and, in any event no later than the first Wednesday following the end of each fiscal month, the projected consolidated balance sheet of the Company and its Subsidiaries for each fiscal month in the succeeding twelve month period and the related projected statement of operations and cash flows for each fiscal month in such succeeding twelve month period. This Section 9.01(e) shall terminate at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008.

(f) The financial statements and other information provided pursuant to Sections 9.01(a)-9.01(e) shall be in a format reasonably acceptable to Limited.

(g) Such information as is provided to any lender or other financing source of the Company or any of its Subsidiaries.

(h) As promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may reasonably be requested by such Investor.

(i) Except as set forth above in this Section 9.01, this Section 9.01 shall terminate following consummation of an Initial Public Offering at the later of (i) such time as the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (ii) July 6, 2008.

Section 9.02. Maintenance and Inspection of Records; Other Rights. The accounting books and records, minutes of proceedings of the Board of Managers and of the Members and all other information pertaining to the Company and its Subsidiaries that is required to be made available to the Members under Delaware Law shall be kept at such place or places designated by the Board of Managers or in the absence of such designation, at the principal place of business of the Company. All Investors will have, with respect to the Company and each Subsidiary of the Company: (i) the right to inspect properties, (ii) the right to periodically consult with representatives of management with respect to the business and affairs of the Company and its Subsidiaries, (iii) the right to consult with members of the Board of Managers and the board of directors or other governing bodies of the Subsidiaries or any committees thereof with respect to all matters and (iv) the right to inspect the books and records of the Company or any of its Subsidiaries.

Section 9.03. Confidentiality.

(a) During the term of this Agreement and thereafter, each party hereto shall, and shall cause its Subsidiaries and controlled Affiliates to, maintain in confidence and use only for purposes of the business of the Company and its Subsidiaries, this Agreement and the Related Documents, all Confidential Information. “Confidential Information” means all information concerning the Company or its Subsidiaries or the financial condition, business, operations or prospects of the Company or its Subsidiaries in the possession of or furnished to any Member (including by virtue of its present or former right to designate a Manager to the Board of Managers). Each party shall exercise the same care and safeguards with respect to Confidential Information as is used to maintain the confidentiality of its own information of like character, but will, at a minimum, use reasonable care.

(b) Any party may disclose Confidential Information to its Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons agree to keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement or the Related Documents; provided that the disclosing party shall remain liable with respect to any breach of this Section 9.03 by any such Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents. Without limiting the generality of the foregoing, it is understood and agreed that neither Buyer nor Golden Gate Private Equity, Inc. will provide or disclose any Confidential Information to any portfolio company of Golden Gate Private Equity, Inc.

(c) Notwithstanding Section 9.03(a) or Section 9.03(b) above, a party may disclose such Confidential Information (i) to the extent that the such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements, (iii) to the extent required to be disclosed by applicable law, rule or regulation; provided that in connection with any such disclosure, (A) a disclosing party shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (B) to the extent reasonably practicable, a disclosing party shall provide the other party with prompt and advance written notice of any such intended disclosure so that such other party has a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonable practicable) seek a protective order or other appropriate remedy to prevent such disclosure and (C) a disclosing party shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the

Person to whom such disclosure is made. The parties acknowledge that money damages would not be a sufficient remedy for any breach of the provisions of this Section 9.03 and that the non-breaching party shall be entitled to equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 9.03.

(d) The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published, or otherwise part of the public domain other than by acts of a party in contravention of this Agreement; (ii) is disclosed to a party by a third party, unless such Confidential Information was obtained by such third party directly or indirectly from a party hereto on a confidential basis; (iii) prior to disclosure under this Agreement, was already in the possession of the disclosing party, unless such Confidential Information was obtained directly or indirectly from the other party hereto on a confidential basis; or (iv) is independently acquired or developed by a disclosing party other than by acts of a party in contravention of this Agreement.

Section 9.04. Corporate Opportunities; Non-Solicitation.

(a) In no event shall any Member or any individual serving as a Manager be liable to the Company, any Subsidiary of the Company or to any party hereto for breaches of fiduciary or other similar duties by virtue of the fact that such individual fails to bring a business opportunity to the attention of the Company or any Subsidiary of the Company or presents a business opportunity to a Member or an Affiliate of a Member (rather than, or in addition to, presenting such opportunity to the Company). This Section 9.04(a) shall not apply to any Member who is an employee of the Company or any Subsidiary of the Company.

(b) Without limiting the generality of the foregoing, the Members expressly acknowledge and agree that (i) each Member and its Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with, or ownership of, entities engaged in the same or a similar business to the business conducted by the Company and its Subsidiaries, and in related businesses other than through the Company and its Subsidiaries (an “Other Business”), (ii) each Member or its Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Company and its Subsidiaries, (iii) no Member or its Affiliates (including any Managers designated by such Member) will be prohibited by virtue of their investment in the Company and its Subsidiaries or their service on the Board of Managers from pursuing and engaging in any such activities, (iv) no Member or its Affiliates (including any Managers designated by such Member) will be obligated to inform the Company of any such opportunity, relationship or investment, (v) the other Members will not acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of a Member or its Affiliates (including any Managers designated by such Member), (vi) the Members expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any duty owed to any Member, or the Company or its Subsidiaries or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company or its Subsidiaries and (vii) nothing contained herein shall limit, prohibit or restrict any Member, any of its Affiliates or any current or former Manager designated by such Member from serving on the board of directors or other governing body or committee of any Other Business. This Section 9.04(b) shall not apply to any Member who is an employee of the Company or any Subsidiary of the Company.

(c) Each Member agrees that it shall use its reasonable best efforts to cause the Company not to, directly or through any controlled Affiliate (and Buyer shall cause Golden Gate Private Equity, Inc. and its managed investment funds not to), solicit or seek to employ (including in any consulting capacity), any employee that is a store manager or senior to store manager or person performing equivalent functions of either Member, Limited Brands, any Subsidiary of Limited Brands or any controlled Affiliate of Buyer, and the Company shall promptly notify the respective Member if any such person contacts the Company or any of its controlled Affiliates (and Buyer shall cause Golden Gate Private Equity, Inc. and its managed investment funds to promptly notify the respective Member if any such person contacts them) with a view to obtaining any such employment; provided, that this Section 9.04(c) shall not prohibit general solicitation of employees through advertising and other similar means, if not directed at employees of either Member or their controlled Affiliates.

(d) Each Member agrees that it shall not, directly or through any controlled Affiliate (and (i) Buyer agrees that Golden Gate Private Equity, Inc. and its managed investment funds shall not and (ii) Limited agrees that Limited Brands and its Subsidiaries shall not), solicit or seek to employ (including in any consulting capacity), any employee that is a store manager or senior to store manager or person performing equivalent functions of the Company or any of its Subsidiaries, and such Member or its controlled Affiliate shall promptly notify the Company or its Subsidiaries if any such person contacts the Member or any of its controlled Affiliates (and (i) Buyer shall cause Golden Gate Private Equity, Inc. and its managed investment funds and (ii) Limited shall cause Limited Brands and its Subsidiaries, in either case, to promptly notify the Company or its Subsidiaries if any such person contacts them) with a view to obtaining any such employment; provided that this Section 9.04(d) shall not prohibit general solicitation of employees through advertising and other similar means, if not directed at employees of the Company or its Subsidiaries.

(e) As used in this Section 9.04, “controlled” has the meaning set forth in the definition of the term “Affiliate” in Section 1.01(a).

(f) Buyer’s obligations to cause Golden Gate Private Equity, Inc. and its managed investment funds to take, or refrain from taking, any action specified in this Section 9.04 shall cease on the first date on which Buyer ceases to be controlled by Golden Gate Private Equity, Inc. and its managed investment funds.

Section 9.05. Certain Matters Relating to an Initial Public Offering.

(a) Upon a decision of the Board of Managers to effectuate an Initial Public Offering in accordance with the terms of this Agreement, and subject to the provisions of Annex A, the Investors shall mutually agree on the manner in which the Company and its Subsidiaries will be reorganized or reconstituted in order to provide the most optimal structure for the Investors to effectuate the Initial Public Offering (taking into account all relevant factors including tax considerations), including, for example, by way of conversion of the Company to corporate form, merger of the Company with and into a corporation or effecting the Initial Public Offering at the level of a Subsidiary of the Company in connection with which the Company would be liquidated and dissolved. In any event, such structure shall afford any Investor the right to hold directly the shares of the relevant publicly-traded entity (and not indirectly through any intermediate entity) if such Investor so desires.

(b) Prior to the consummation of an Initial Public Offering, the Members shall, and shall cause the relevant publicly-traded entity to, enter into agreements containing rights and obligations of the parties that are substantially similar to those contained in this Agreement, other than the rights and obligations of this Agreement that expressly terminate upon the consummation of the Initial Public Offering. If any of such agreements are inconsistent with the rules of the principal exchange on which the shares of the publicly-traded entity are listed, the terms of such agreements shall be modified to the extent necessary to reflect such rules; provided that such agreements shall, as closely as possible, give effect to the provisions of this Section 9.05(b).

(c) So long as Limited’s Percentage Interest is at least 10%, Limited may designate one book-running underwriter in connection with any public equity offering by the Company including an Initial Public Offering and a secondary equity offering in which Limited elects to participate, and one joint lead arranger, book-running manager, and syndication agent, or the equivalent titles, in connection with any debt financing by the Company, in each case with no less favorable economics than any other book-running underwriter, joint lead arranger or joint book-running manager, or the equivalent titles, as the case may be.

(d) If Buyer and its Permitted Transferees participate in an Initial Public Offering permitted by this Agreement, Limited and its Permitted Transferees shall be permitted to participate in such Initial Public Offering on a pro rata basis with Buyer and its Permitted Transferees. Upon the consummation of the Initial Public Offering, the Class L Unitholders shall have registration rights substantially as set forth in Annex B hereto.

Section 9.06. Certain Fees. The Company agrees that so long as Limited or its Permitted Transferees own any Units, Limited and its Permitted Transferees shall be entitled to receive in the aggregate (as and when such corresponding payments are made pursuant to the Advisory Agreement) a cash payment equal to the product of (i) the amount of the fees actually paid in cash by the Company and its Subsidiaries pursuant to Section 3 of the Advisory Agreement and (ii) the quotient (expressed as a decimal) of the number of Units held by Limited and its Permitted Transferees at the time of the payment of such fees over the number of Units held by Buyer and its Permitted Transferees at the time of the payment of such fees.

ARTICLE 10

TERM, DISSOLUTION AND LIQUIDATION

Section 10.01. Term. The term of the Company shall continue until its termination pursuant to Section 10.02.

Section 10.02. Liquidating Events. The Company shall dissolve and commence winding up prior to the expiration of the term upon the first to occur of any of the following events (each a “Liquidating Event”):

(a) the unanimous vote of the Investors to dissolve, wind up and liquidate the Company; or

(b) the entry of a decree of judicial dissolution pursuant to Section 18-802 of Delaware Law.

Section 10.03. Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying or making reasonable provisions for the satisfaction of the claims of its creditors and Members, and no Member or the Board of Managers (or any member thereof) shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the property or the proceeds from the sale thereof has been distributed pursuant to this Article and the Company has terminated. The Investors shall be responsible for overseeing the winding up and dissolution of the Company. The Investors shall take full account of the Company’s properties, assets and liabilities, and the Company’s affairs shall be wound up in a prompt and orderly manner.

Section 10.04. Distribution Upon Dissolution of the Company. In connection with a liquidation or dissolution of the Company, the Company’s property, or the proceeds from the sale thereof, shall be applied and distributed in accordance with Section 18-804 of Delaware Law in the following order:

(a) first, to the satisfaction (whether by payment or by the making of reasonable provision for payment) of all of the Company’s debts and liabilities to creditors (including creditors who are Members or Managers); and

(b) second, the balance, if any, to the Members in accordance with their interests in distributions as specified in the distribution waterfall set forth in Section 4.01 hereof as in effect at such time.

Section 10.05. Rights of Members; Resignation. (a) Except as otherwise provided in this Agreement, each Member shall look solely to the property of the Company for the return of its Capital Contributions, and, except in respect of the Company’s Indebtedness or obligations to a Member, shall have no right or power to demand or receive property other than cash from the Company.

(b) No Member shall resign from the Company prior to the dissolution and winding up of the Company in accordance with this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company to:

Express Parent LLC

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor

San Francisco, California 94111

Attention: Stefan Kaluzny

Facsimile No.: 415-983-2701

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Gary M. Holihan, P.C.

Facsimile No.: 312-861-2200

if to Buyer to:

Express Investment Corp.

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor

San Francisco, California 94111

Attention: Stefan Kaluzny

Facsimile No.: 415-983-2701

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Gary M. Holihan, P.C.

Facsimile No.: 312-861-2200

if to Limited, to:

Limited Brands, Inc.

Three Limited Parkway

Columbus, Ohio 43230

Attention: Douglas L. Williams

Facsimile No.: 614-415-7188

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: David L. Caplan

Facsimile No.: 212-450-3800

if to any other Member, to:

The address specified in the Company’s records

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section during regular business hours.

Section 11.02. Representations and Warranties.

(a) Each Member hereby acknowledges that the Units have not been issued by the Company pursuant to a registration statement under the Securities Act. Neither the Company, nor any other Person has any obligation or intention to effect the registration of the Units for sale, transfer or disposition by the Members under the Securities Act or applicable law, or to take any action that would make available any exemption from the registration requirements of the Securities Act or applicable law. Members must therefore hold such Units indefinitely unless a subsequent registration or exemption therefrom is available and is obtained. No federal or state agency has reviewed the issuance of the Units pursuant hereto or approved or disapproved the Units to be issued pursuant hereto for investment or any other purpose.

(b) Each Member acknowledges that (i) it is acquiring the Units for its own account, as principal and not on behalf of any other party or parties and for investment and not with a view to the resale or distribution of all or any part of such Units and (ii) it has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and the Board of Managers as it deems necessary to determine the suitability and advisability of the purchase of the Units pursuant hereto and the merits and risk of entering into this Agreement.

Section 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Members holding an aggregate Percentage Interest of at least 80%, or in the case of a waiver, by the Member against whom the waiver is to be effective; provided that any amendment that adversely and disproportionately affects any Member shall require the approval of such Member; provided, further, that until July 6, 2008, for so long as Limited or any of its Permitted Transferees is a Member, any amendment shall require Limited’s approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.04. Expenses. (a) Except as provided in Section 14.03 of the Unit Purchase Agreement, all costs and expenses incurred by the parties in connection with this Agreement shall be paid by the party incurring such costs or expenses.

Section 11.05. Public Announcements. No party to this Agreement shall issue any news release or make any public announcement, written or oral, relating to this Agreement or any Related Document or the existence of any arrangement between the parties, without the prior written consent of the party whether named in such news release or other public announcement or not, except where such news release or other public announcement is compelled by judicial or administrative process or by other requirements of law or by the rules of any securities exchange or national securities quotative system pursuant to a listing agreement therewith; provided that in such event, the party issuing same shall still be required to consult with the other party, whether named in such news release or public announcement or not, a reasonable time prior to its release to allow the other party to comment thereon and, after its release, shall provide the other party with a copy thereof.

Section 11.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable other than in connection with a Transfer permitted pursuant to Article 8. This Agreement is for the sole benefit of the Members and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any Person, other than the Members, any legal or equitable rights hereunder.

Section 11.07. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

Section 11.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

Section 11.09. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 11.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

Section 11.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.11. Entire Agreement. This Agreement (including the Annexes constituting a part of this Agreement) and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 11.12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

Section 11.13. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 11.14. Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 11.15. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the day and year first above written.

Members:

EXPRESS INVESTMENT CORP.

By:	/s/ Joshua Olshansky
Name:	Joshua Olshansky
Title:	Treasurer

LIMITED BRANDS STORE OPERATIONS, INC.

By:	/s/ Timothy J. Faber
Name:
Title:

EXP INVESTMENTS, INC.

By:	/s/ Timothy J. Faber
Name:
Title:

EXPRESS MANAGEMENT INVESTORS BLOCKER, INC.

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Title:	Treasurer

WEISS FAMILY 2008 IRREVOCABLE TRUST ALPHA UNDER AGREEMENT WITH MICHAEL A. WEISS, AS GRANTOR, DATED MARCH 13, 2008

By:	/s/ Robert M. Clark
Its:	Senior Trust Officer

WEISS FAMILY 2008 IRREVOCABLE TRUST BETA UNDER AGREEMENT WITH MICHAEL A. WEISS, AS GRANTOR, DATED MARCH 13, 2008

By:	/s/ Robert M. Clark
Its:	Senior Trust Officer

WEISS DESCENDANTS 2008 IRREVOCABLE TRUST UNDER AGREEMENT WITH MICHAEL A. WEISS, AS GRANTOR, DATED MARCH 13, 2008

By:	/s/ Robert M. Clark
Its:	Senior Trust Officer

/s/ Michael A. Weiss
MICHAEL A. WEISS

/s/ Arlene Weiss
ARLENE WEISS

Solely for Purposes of Section 5.01(a)(ii) and Section 5.01(b) hereof:

Golden Gate Capital Investment Fund II, L.P.

Golden Gate Capital Investment Fund II-A, L.P.

Golden Gate Capital Investment Annex Fund II, L.P.

By: Golden Gate Capital Management II, L.L.C.
Their: General Partner

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Schedule I – Capital Contributions (as of June 26, 2008)

Member	Amount and Type of Units		Original Capital Contribution	Distributions Made April 29, 2008	Remaining Capital Contribution
Limited Brands Store Operations, Inc.	24,000,000 Class L Units		$155,160,000.00	$26,774,510.32	$128,385,489.68

EXP Investments, Inc.	1,000,000 Class L Units		$6,465,000.00	$1,115,604.60	$5,349,395.40

Express Investment Corp.	75,000,000 Class L Units		$484,875,000.00	$83,670,344.74	$401,204,655.26

Express Management Investors Blocker, Inc.	742,460 Class L Units	[1]	$4,800,000.00	$828,291.12	$3,971,708.88
	3,540,001 Class A Units		$35,400.00	$0.00	$35,400.00
	3,540,000 Class C Units		$8,850.00	$0.00	$8,850.00

Michael A. Weiss	666,662 Class L Units	[1]	$4,309,969.83	$743,731.19	$3,566,238.64
	2,666,662 Class A Units	[1]	$26,666.62	$0.00	$26,666.62

Weiss Family 2008 Irrevocable Trust Alpha under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008
	95,238 Class L Units		$615,713.67	$106,247.95	$509,465.72
	380,952 Class A Units		$3,809.52	$0.00	$3,809.52

Weiss Family 2008 Irrevocable Trust Beta under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008
	95,238 Class L Units		$615,713.67	$106,247.95	$509,465.72
	380,952 Class A Units		$3,809.52	$0.00	$3,809.52

Weiss Descendants 2008 Irrevocable Trust under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008	142,857 Class L Units		$923,570.50	$159,371.93	$764,198.57
	571,429 Class A Units		$5,714.29	$0.00	$5,714.29

Arlene Weiss	5 Class L Units		$32.33	$5.58	$26.75
	5 Class A Units		$0.05	$0.00	$0.05

[1]	Such Units are pledged by the Member to the Company to secure a Promissory Note made by the Member in favor of the Company.

Annex A

Annex A – Certain Approval Rights

Neither the Company nor any of its Subsidiaries may take any of the actions set forth below without the approval of the Board of Managers. Notwithstanding anything to the contrary in this Agreement, until the first to occur of (i) a Qualified Initial Public Offering consummated in accordance herewith and (ii) the later of (A) the first date on which the Percentage Interest of Limited and its Permitted Transferees is less than 20% and (B) July 6, 2008, neither the Company nor any of its Subsidiaries may take any of the actions that are set forth below and noted with an asterisk (*) without the prior written approval of Limited in its capacity as a Member of the Company:

(i)(A) the appointment, authorization, or removal of and (B) any delegation of the Board of Managers’ authority to, any executive officer of the Company or any Subsidiary of the Company;

(ii) any increase or decrease in the size of the Board of Managers, or any change in the right to designate Managers provided for in Section 5.01; (*)

(iii) the designation of any subcommittee of the Board of Managers (including the members and authority of such subcommittee); (*)

(iv) the approval or amendment, as applicable, of any operating budget, and any expenditure which (together with other expenditures) would result in a deviation of more than (x) 10% in excess of any line item of the then-current operating budget or (y) 10% in excess of the aggregate expenditures set forth in the then-current operating budget;

(v) the adoption or amendment of the Certificate of Formation or the adoption or amendment of the articles of association, by-laws or other organizational documents of any Company Subsidiary, or the sale or Transfer of less than all of the equity interests of any Company Subsidiary (directly or indirectly) by the Company; (*)

(vi) compensation and other benefits of any executive officer of the Company or any Subsidiary of the Company and the adoption or modification of any material benefit plans for employees of the Company or any Subsidiary of the Company;

(vii) the approval of annual financial statements of the Company or any Subsidiary of the Company and the approval of filing of any material return or other document relating to income tax of the Company or any Subsidiary of the Company with any Person;

(viii) entering into or amending any material contract of the Company or any of its Subsidiaries;

(ix) the initiation, failure to defend or appear, or settlement by the Company or any of its Subsidiaries of litigation, arbitration or other similar judicial or regulatory proceedings, except for litigation, arbitration or other similar proceedings relating to amounts of less than $500,000;

(x) any incurrence, creation or assumption of (or amendment of any instrument representing) Indebtedness by the Company or any Subsidiary of the Company if, after giving effect to such incurrence, creation or assumption (and after giving effect to the repayment of any other Indebtedness with the proceeds of such incurrence, creation or assumption) the pro forma Consolidated Indebtedness Coverage Ratio would exceed 4.0 to 1.0 (provided that the Company and its Subsidiaries may, without regard to the foregoing limitation, incur, create or assume Indebtedness which is otherwise permitted to be incurred, created or assumed pursuant to the Senior Credit Agreement or the Covenant Agreement)1 ; ((*) – only prior to the Covenant Agreement Termination Time)

(xi) the making of any loans or advances to, guarantees for the benefit of, or investments by the Company or any of its Subsidiaries in, any Person (other than (1) to a wholly owned Subsidiary of the Company, (2) as otherwise permitted or required pursuant to the Related Documents or (3) loans or advances to officers and employees of the Company and its Subsidiaries made in the ordinary course of business), other than trade credit in the ordinary course of business;

(xii) any incurrence or refinancing of a Lien on any material assets or property of the Company or any Subsidiary of the Company by the Company or any Subsidiary of the Company, other than in the ordinary course of business or in connection with any incurrence of Indebtedness approved in accordance herewith;

(xiii) any adoption or modification of any material financial accounting methods, practices, procedures or policies (including material write-offs) or any material tax policies or elections (it being agreed that Limited shall be provided with notice as promptly as practicable prior to any such adoption or modification);

(xiv) any change to the Fiscal Year of the Company (for federal income tax purposes, financial reporting purposes or otherwise); (*)

[1]

The parties acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the Company and its Subsidiaries shall be permitted to incur Indebtedness (i) described in Section 2.01(b) of the Purchase Agreement, (ii) described in the Senior Credit Agreement, including, in each case, refinancings thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon, accrued or capitalized interest and reasonable fees and expenses associated therewith and (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (iii) to the extent such Indebtedness is permitted to be incurred pursuant to the Covenant Agreement.

(xv) selection or removal of principal auditors; ((*)—except if the principal auditor selected following any such removal is any of PriceWaterhouseCoopers LLP, Deloitte & Touche LLP, Ernst & Young LLP or KPMG LLP or their successors);

(xvi) selection or removal of banks, financial advisors, investment banks, consulting firms and legal counsel;

(xvii) distributions by the Company to the Members, or any repurchase by the Company or any of its Subsidiaries of any Units or other Company Securities; ((*) – except with respect to (i) tax distributions required pursuant to Section 4.02(a), (ii) repurchases of Units from former directors, officers and employees on the termination of service or employment and (iii) on or after the Covenant Agreement Termination Time, any such distribution or repurchase made according to the Members’ respective interests in distributions as set forth in Section 4.01);

(xviii) any issuance or authorization of Units or other securities of the Company or any of its Subsidiaries, or any interests convertible into or exchangeable for interests of the Company or any of its Subsidiaries; ((*) — except for any issuance or authorization (i) to the then existing Members made in accordance with the requirements of Section 3.04 of this Agreement and (ii) pursuant to either of the exceptions set forth in Section 3.04(e) of this Agreement which otherwise complies with the restrictions set forth in this Annex A);

(xix) any decision to effect an Initial Public Offering; ((*) with respect to (x) any decision to effect an Initial Public Offering made prior to the July 6, 2009 and (y) any decision to effect an Initial Public Offering that is not a Qualified Initial Public Offering at any time on or after July 6, 2009);

(xx) except for any transaction described in clause (xxi) below, any merger, consolidation, recapitalization, reorganization, reclassification or similar transaction affecting the Company or any Subsidiary of the Company or any participation outside the ordinary course of business in joint ventures, partnerships or similar arrangements between the Company or any Subsidiary of the Company and any third party; ((*) only prior to the Covenant Agreement Termination Time and subject, in each case after such time, to the requirement that (A) all holders of Vested Units participating in any such transaction shall be entitled to receive the same form of consideration and the same portion of the aggregate consideration to be received by the holders of Vested Units participating in any such transaction that such holders would have received if the aggregate consideration paid in connection therewith had been paid directly to the Company and then distributed by the Company pursuant to Section 10.04 of this Agreement and (B) except as set forth in the immediately preceding clause (A), all holders of Units shall be treated equally in such transaction (including with respect to receiving registration rights with respect to any securities received as consideration in any such transaction));

(xxi) except for any transaction effected in accordance with the requirements of Section 8.06, any sale or Transfer of all or substantially all of the assets or equity interests of the Company or any Subsidiary of the Company (whether effected by merger, consolidation, recapitalization, reorganization, reclassification or similar transaction); ((*) only prior to the later to occur of (i) the Covenant Agreement Termination Time and (ii) July 6, 2009, and subject in each case after such time to the requirement that (A) all holders of Vested Units participating in any such transaction shall be entitled to receive the same form of consideration and the same portion of the aggregate consideration to be received by the holders of Vested Units participating in any such transaction that such holders would have received if the aggregate consideration paid in connection therewith had been paid directly to the Company and then distributed by the Company pursuant to Section 10.04 of this Agreement and (B) except as set forth in the immediately preceding clause (A), all holders of Units shall be treated equally in such transaction (including with respect to receiving registration rights with respect to any securities received as consideration in any such transaction))

(xxii) any acquisition (in a single transaction or a series of related transactions) of assets or properties by the Company or any Subsidiary of the Company, if the value of the assets or properties proposed to be acquired exceeds $25,000,000 in the aggregate; ((*) only prior to the Covenant Agreement Termination Time)

(xxiii) any capital or research and development expenditures by the Company or any Subsidiary of the Company, if the amount of the expenditures proposed to be made exceed the budgeted amounts therefor specified in clause (iv) above;

(xxiv) any material sales, transfers, leases, pledges or other dispositions of any property or assets by the Company or any Subsidiary of the Company other than any such transaction made in the ordinary course of business;

(xxv) the filing of any petition by or on behalf of the Company or any of its Subsidiaries seeking relief under any bankruptcy, insolvency or other similar law, or the dissolution, liquidation, winding up or reorganization of the Company or any Subsidiary of the Company; (*)

(xxvi) any transaction by the Company or any of its Subsidiaries with any Member or an Affiliate of a Member (other than the Related Documents and the consummation of the transactions contemplated by such agreements and other than compensation and benefits of any executive officer, which shall be subject to clause (vi) above), other than on terms not less favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with an unaffiliated third party (it also being agreed that (A) Limited shall be provided prior notice of any transaction by the Company or any of its Subsidiaries with any Member or an Affiliate of a Member (other than the Related Documents and the consummation of the transaction contemplated by such agreements and other than compensation and benefits of any executive officer, which shall be subject to clause (vi) above) involving aggregate payments in any single transaction or series of related transactions in excess of $1 million and (B) if Limited disputes that any such notified transaction does not meet the requirements set forth in this clause (xxvi), Limited may obtain competitive quotes for alternative products and services of similar size, scope and quality which the Company shall duly consider in determining whether such alternative products and services provide terms more favorable than those proposed to be entered into by the Company with such Member or an Affiliate of a Member)2; (*)

(xxvii) any entry into any line of business by the Company of any Subsidiary of the Company or any material modification of the line of business of the Company or any Subsidiary of the Company, other than the apparel business, related businesses or any logical extensions of either of the foregoing; (*)

(xxviii) any other material matters not within the ordinary course of the Company’s business; and

(xxix) the entry into any contract, agreement or understanding to do any of the foregoing. ((*) - as it relates to the foregoing asterisked items only).

The provisions of this Annex A are intended to be cumulative to one another (i.e., if a matter implicates more than one clause of this Annex A, the requirements of each implicated clause must be satisfied).

[2]

The parties acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the Company and its Subsidiaries shall be permitted to enter into and perform the transactions contemplated by the Advisory Agreement attached hereto as Annex C; provided that any amendment, modification, supplement, replacement or similar alteration to the Advisory Agreement, or any entry into any similar arrangement or agreement requiring the payment of advisory, transactional or similar fees to Golden Gate Private Equity, Inc. or its Affiliates, shall require Limited’s consent in its capacity as a Member of the Company for so long as Limited is otherwise entitled to such consent rights pursuant to this clause (xxvi), except for any amendment or modification to Section 3 of the Advisory Agreement that does not alter or modify in any respect the rights of Limited and its Permitted Transferees pursuant to Section 9.06 of this Agreement.

Annex B

Annex B

Registration Rights

Section 1.1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement. For purposes of this Annex B, the following terms have the following meanings:

“Commission” means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

“Common Stock” means, collectively, any series or class of common stock of the Company that may be issued by the Company from time to time that have the right to vote in the general election of directors.

“Company” means such entity as is determined by the Members in accordance with Section 9.05 of the Agreement to serve as the publicly-traded entity upon an Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

“Members” means the Persons who are Members (as defined in the Agreement), in their capacity as shareholders of the Company.

“Registrable Securities” means (i) all shares of Common Stock owned of record by a Member and (ii) all shares of Common Stock that may be issued to such Member in respect of shares of Common Stock or other equity securities of the Company pursuant to any conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i), the offer and sale of such securities shall have been registered under the Securities Act, the registration statement with respect to such offer or sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold pursuant to Rule 144, (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (iv) such securities shall cease to be outstanding.

“Registration” means a registration of a bona fide public offering and sale of shares of Common Stock or other equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form) and in compliance with all applicable state securities laws, and “Register” means to effect such a registration.

“Registration Expenses” means all expenses of the Company incident to the Company’s performance of or compliance with the provisions of this Annex B, including all Commission and stock exchange or automated interdealer quotation system registration, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all fees and expenses of the transfer agent and registrar for the securities, printing expenses, messenger and delivery expenses, the fees and reasonable expenses incurred in connection with the listing of the securities to be registered on each securities exchange or automated interdealer quotation system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required in connection therewith or incident thereto), the reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities, or any fees or expenses of counsel), all fees and expenses of any qualified independent underwriter or any person acting in a similar capacity under the rules of the National Association of Securities Dealers, the reasonable fees and disbursements of one counsel retained in connection with each such Registration by the Members, such counsel to be selected by the Members who hold two-thirds of the Registrable Securities being Registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration, fees and expenses of other Persons retained by the Company, and expenses relating to any analyst or investor presentation or any “road shows” undertaken by the Company in connection with the registration, marketing or selling of the Registrable Securities.

“Representative” means, with respect to a particular Person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director, financial advisor, accountant, legal counsel, consultant, agent or controlling Person of such Person.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Demand Securities	1.2(a)
Requesting Member	1.2(a)
Shelf Registration	1.2(g)

Section 1.2. Demand Registration Rights. (a) Following the earlier of (x) 180 days after the effective date of the registration statement for the Initial Public-Offering and (y) the expiration of the period during which the managing underwriters for the Initial Public Offering shall prohibit the Company from effecting any other public sale or distribution of Registrable Securities, upon written notice to the Company from Limited or Buyer (together with its permitted assigns, the “Requesting Member”) (which notice shall specify the number and the intended method of disposition of Registrable Securities), the Company shall (i) promptly give written notice of such requested Registration to each of the Members then owning Registrable Securities and (ii) use its reasonable best efforts to effect and maintain the Registration on an appropriate form under the Securities Act of offers and sales of (x) Registrable Securities by the

Requesting Member and Registrable Securities by each other Member which shall have made a written request to the Company for Registration thereof (which request shall specify the number of Registrable Securities) within ten Business Days after the giving of such written notice by the Company (collectively, the “Demand Securities”) and (y) any securities which the Company may elect to Register in connection with the offering of Demand Securities and such other securities the Company may be obligated to include due to other piggyback registration rights, if any, granted to third parties, in each case in accordance with the intended method or methods of disposition specified by the Requesting Member, subject to the other provisions of this Annex B; provided that the Company shall not be obligated to effect any Registration pursuant to this Section 1.2 except in accordance with the following provisions:

(i) no Requesting Member shall be entitled to make more than three (3) requests for Registration pursuant to this Section 1.2, other than Registrations requested to be effected pursuant to a registration statement on Form S-3 under the Securities Act (or any successor thereto), for which an unlimited number of requests pursuant to this Section 1.2 shall be permitted; provided that at the time of such request the Company is eligible for use of Form S-3 under the Securities Act (or any successor thereto);

(ii) no Requesting Member shall be entitled to request any Registration pursuant to this Section 1.2 until at least six (6) months after the closing of the last Registration and sale of Company securities subject to this Section 1.2 or Section 1.3;

(iii) the Company shall not be required to effect any Registration pursuant to this Section 1.2 unless the anticipated gross proceeds of the Registrable Securities sought to be registered by the Requesting Member exceed $[•]; and

(iv) if, after a request for Registration pursuant to this Section 1.2 has been made, the Board of Managers (or the board of directors of the Company or other equivalent governing body) has determined, in good faith, that the filing of a registration statement to effect such a Registration pursuant to this Section 1.2 would require the disclosure of material information which the Company has a reasonable justification for keeping confidential on the grounds that such disclosure would materially interfere with a proposed or pending bona fide material financing, acquisition or other material transaction of the Company, the Company shall not be obligated to effect such a Registration pursuant to this Section 1.2 until the earlier of the expiration of 90 days after the Company first makes such good faith determination or the completion of such transaction, negotiations or bidding; provided that the Company shall not be permitted to exercise its rights under this Section 1.12(a)(iv) more than twice (not to exceed 90 days in the aggregate) during any twelve-month period.

(b) Subject to Section 1.2(a), the Requesting Member may, in the notice delivered pursuant to Section 1.2(a), elect that the requested Registration be pursuant to an underwritten offering. Upon such election by the Requesting Member (or, in the event the Requesting Member does not so elect, if the Company elects an underwritten offering), a majority of the Board of Managers (or, the board of directors of the Company or other equivalent governing body) shall have the right to designate the managing underwriter(s) and, in such case, the Company shall not be required to include the Registrable Securities of a Member in the underwritten offering unless such Member accepts the reasonable and customary terms of the underwritten offering as agreed upon between the Company and the managing underwriter(s) so designated.

(c) If a Registration pursuant to this Section 1.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Demand Securities) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company will include in such Registration, to the extent of the number which the Company is so advised in writing can be sold in such offering, (i) first, Demand Securities, pro rata among the holders thereof requesting such Registration on the basis of the number of such securities requested to be included by such holders and (ii) second, any securities which the Company has elected to Register pursuant to Section 1.2(a) in connection with the offering of Demand Securities and (iii) third, such other securities the Company may be obligated to include due to other piggyback registration rights granted to third parties.

(d) The Requesting Member(s) requesting a Registration under this Section 1.2 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company, with the following consequences:

(i) if such request is withdrawn prior to the filing date of the applicable registration statement, such withdrawn registration shall count as a requested Registration for purposes of Section 1.2(a)(i) unless the Requesting Member has promptly reimbursed the Company for all Registration Expenses incurred by the Company in connection with the preparation of such registration statement for filing; or

(ii) if such request is withdrawn after the filing date of the applicable registration statement but prior to its effective date, such withdrawn registration shall count as a requested Registration for purposes of Section 1.2(a)(i) unless the Requesting Member has promptly reimbursed the Company for all Registration Expenses incurred by the Company in connection with such withdrawn registration.

(e) Except as provided in Section 1.2(d), any Registration requested by any Requesting Member pursuant to Section 1.2(a) shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 1.2(a)):

(i) unless such Registration has become effective and has remained effective for the period set forth in Section 1.12(a)(i) (subject to Section 1.1.2(b));

provided that a Registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Member (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Member;

(ii) if after such Registration has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental entity for any reason other than a misrepresentation or an omission by the Requesting Member and, as a result thereof, the Registrable Securities requested by the Requesting Member to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement;

(iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur; or

(iv) if, as a result of a determination made pursuant to Section 1.2(c) by a managing underwriter, the Requesting Member shall not be entitled to include in such Registration at least 65% of the Registrable Securities that such Requesting Member requested pursuant to Section 1.2(a) to be included in such registration.

(f) Any Registration effected pursuant to Section 1.3 shall not be deemed to have been requested by a Requesting Member pursuant to this Section 1.2.

(g) At any time following the date when the Company becomes eligible to use Form S-3 under the Securities Act for secondary sales, upon written request of Limited or Buyer, the Company shall use its reasonable best efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to all or any portion of such Member’s Registrable Securities, if requested by such Member, on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect until such Member shall no longer hold any Registrable Securities.

Section 1.3. Piggyback Registration Rights. (a) If, at any time following the completion of an Initial Public Offering, the Company proposes to effect a Registration, whether or not for sale for its own account, in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act (other than a Registration pursuant to Section 1.2), it shall give prompt written notice to the Members holding Registrable Securities of its intention to do so and of such Members’ rights under this Section 1.3, at least ten Business Days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer all such Members holding Registrable Securities the opportunity to include in such Registration such number of Registrable Securities as each such Member may request. Upon the written request of any such Member made within five Business Days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Member), the Company shall use its reasonable best efforts to include in such Registration all of the Registrable Securities which the Company has been so requested to Register by the Members holding such Registrable Securities pursuant to this Section 1.3(a); provided that the Company shall not be obligated to effect any Registration pursuant to this Section 1.3 except in accordance with the following provisions:

(i) if such Registration involves an underwritten offering, all Members requesting that their Registrable Securities be included in the Company’s Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company on the same terms and conditions as apply to the Company or any selling securityholder, including executing and delivering such underwriting agreements or other agreements (including legal opinions) to which the Company or any such selling securityholder has agreed to execute and deliver;

(ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.3, the Company shall determine for any reason not to Register or to withdraw Registration of such securities, the Company shall give written notice to all Members holding Registrable Securities included in such Registration and, thereupon, shall be relieved of its obligation to Register (or maintain the effectiveness of the Registration of) any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Members immediately to request that such Registration be effected as a Registration under Section 1.2);

(iii) the Company shall not be required to effect any Registration of Registrable Securities under this Section 1.3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms); and

(iv) no Registration of Registrable Securities effected under this Section 1.3 shall relieve the Company of its obligation to effect a Registration of Registrable Securities pursuant to Section 1.2.

(b) If a Registration pursuant to this Section 1.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Member requesting inclusion of Registrable Securities in such Registration) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company shall include in such Registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein pursuant to this Section 1.3, pro rata among the requesting Members on the basis of the number of Registrable Securities requested to be included in such Registration by such Members and (iii) third, any other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be Registered by such holders or as such holders may otherwise agree.

Section 1.4. Registration Expenses. Subject to Section 1.2(d), the Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Annex B and any other actions that may be taken in connection with any such Registration as contemplated by this Annex B; provided that the Company shall not be obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the Transfer of securities Transferred by Persons other than the Company pursuant to any such Registration.

Section 1.5. Restrictions on Public Sales by Members. In connection with any underwritten offering of securities of the Company, including any offering contemplated by this Annex B (other than pursuant to a Shelf Registration), each Member agrees that, whether or not such Member’s Registrable Securities are included in such Registration, it shall consent and agree to comply with any “hold back” or “lock-up” restriction, relating to Registrable Securities or any other securities of the Company then owned by such holder, that may be reasonably requested by the managing underwriter(s) of such offering. The Company hereby also agrees to use its reasonable efforts to cause each other holder of equity securities or securities convertible into or exchangeable or exercisable for such securities (other than in the case of equity securities issued under dividend reinvestment plans or employee stock plans) purchased directly from the Company otherwise than in a public offering to so agree, to the extent reasonably requested by the managing underwriter(s) of such offering.

Section 1.6. Indemnification by the Company. In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Annex B, the Company shall indemnify and hold harmless, to the full extent permitted by law, each of the Members holding any Registrable Securities included in such registration statement, its Representatives, each other person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with such Member or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Member, any such Representative or any such underwriter or controlling Person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any information conveyed in connection with such Registration at or prior to the time of sale, or in any registration statement under which such securities were Registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation by the Company of any law applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company shall reimburse such Member and each such Representative or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any information conveyed in connection with such Registration at or prior to the time of sale, or in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Member or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Member or any such Representative or underwriter and shall survive the transfer of such securities by such Member.

Section 1.7. Indemnification by the Members and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Annex B, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities and any underwriter, to indemnify and hold harmless severally, and not jointly, in the same manner and to the same extent as set forth in Section 1.6, the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such information, registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Member or underwriter, as the case may be, specifically stating that it is for use in the preparation of such information, registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Members, underwriters or any of their respective Representatives or controlling persons and shall survive the transfer of such securities by such Member; provided that no such Member shall be liable under this Section 1.7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Member (net of any underwriters’ or placement agents’ fees, discounts or commissions related thereto); provided, further, that no underwriter shall be liable under this Section 1.7 for any amounts exceeding the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public.

Section 1.8. Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Annex B, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Sections of this Annex B, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment (a) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, (b) the claim is criminal in nature or (c) the claim involves material civil liability on the part of an indemnified party, the indemnifying party shall be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnified party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

Section 1.9. Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Annex B (with appropriate modifications) shall be given by the Company and each Member holding Registrable Securities with respect to any required Registration or other qualification of securities under any law other than arising under the Securities Act.

Section 1.10. Indemnification Payments. The indemnification required by Section 1.6 and Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

Section 1.11. Contribution. (a) If the indemnification provided for in Section 1.6 and Section 1.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the participating Members or underwriter(s), as the case may be, on the other hand, from the distribution of the Registrable Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and of the participating Members or underwriter(s), as the case may be, on the other hand, in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the participating Members or underwriter(s), as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the participating Members or by the underwriter(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of either of Section 1.6 and Section 1.7, and in no event shall the obligation of any indemnifying party to contribute under this Section 1.11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 1.6 and Section 1.7 had been available under the circumstances.

(b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.11 were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1.11(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 1.11(a) shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 1.8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(c) Notwithstanding the provisions of this Section 1.11, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 1.12. Registration Procedures. (a) If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Annex B, the Company shall, as promptly as practicable:

(i) prepare in reasonable cooperation with the sellers (and, in the event of an underwritten offering, with the underwriter(s)), and file with the Commission (subject to Section 1.2(a)(iv)), and otherwise in a manner consistent with the provisions of this Annex B, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and, except in the case of a registration pursuant to Section 1.3, use its reasonable best efforts to cause such registration statement to become and remain effective for a period of not less than 120 days (or such shorter period in which all of the Registrable Securities included in such registration statement have been sold thereunder, but which shall not expire before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) or, in the case of a Shelf Registration, for so long as any Registrable Securities covered thereby are outstanding; provided that at least seven days before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) furnish to one counsel selected by the Requesting Member(s), in the event of a Registration effected pursuant to Section 1.2, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed (other than documents filed pursuant to the Exchange Act and incorporated by reference into such registration statement), which documents shall be subject to the timely review of such counsel, and (B) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required pursuant to Section 1.12(a)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto, unless otherwise available via EDGAR), and the prospectus included in such registration statement (including each preliminary prospectus), a copy of any and all material transmittal letters or other material correspondence to or received from the Commission or any other governmental entity or self-regulatory body or other Person having jurisdiction (including any domestic or foreign securities exchange) relating to such Registration and the related offering, and such other documents, as such Person may reasonably request, in order to facilitate, the public sale or other disposition of the Registrable Securities owned by such holder;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not for any such purpose, be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 1.12, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction or (C) take any action which would subject it to consent to general or unlimited service of process to which it is not then so subject;

(v) notify in writing and on a timely basis each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities; such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on such national securities exchange as may be designated by the Company, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(vii) in the case of such registration that involves an underwritten offering, (A) use its reasonable best efforts to furnish to any underwriter of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such underwriter and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such underwriter and signed by the independent public accountants who have audited the financial statements of the Company and (B) use its commercially reasonable efforts to furnish to any selling Member of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such selling Member and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such selling Member and signed by the independent public accountants who have audited the financial statements of the Company, in each case in customary form and covering matters of the type customarily covered in such opinions and letters;

(viii) after the filing of the registration statement, promptly notify each seller of Registrable Securities named in such registration statement in writing of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each seller of Registrable Securities of such lifting or withdrawal of such order;

(ix) in the case of such registration that involves an underwritten offering, use its reasonable best efforts to have appropriate officers of the Company (A) attend any “road shows” and analyst and investor presentations scheduled in connection with any such Registration and (B) cooperate as reasonably requested by the holders of Registrable Securities in the marketing of the Registrable Securities; all reasonable out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance or cooperation shall be paid by the Company;

(x) give the sellers of Registrable Securities named in such registration statement and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such sellers and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

(xi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) execute and deliver all reasonable and customary instruments and documents (including, in an underwritten offering, an underwriting agreement in customary form) and take such other reasonable and customary actions and obtain such reasonable and customary certificates and opinions in order to effect a Public Offering of such Registrable Securities; provided that the Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such reasonable and customary information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

(b) Each holder of Registrable Securities shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.12(a)(v), promptly discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.12(a)(v), and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 1.13. Rule 144 and Form S-3. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall (a) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information), and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the Commission and (b) use its reasonable best efforts to cause the conditions 1, 2 and 3 under General Instruction I.A. of Form S-3 (or any successor form and conditions) under the Securities Act for the filing of registration statements under this Annex B to be met. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

Section 1.14. Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Annex B to any Member and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Annex B, the Company shall provide (by way of amendment to this Annex B or otherwise) such more favorable terms or conditions to each Member.

Section 1.15. Assignment of Rights. Each of Buyer or Limited, or each of its Permitted Transferees, may assign some or all of its rights pursuant to this Annex B to (i) any Permitted Transferee of such Member or (ii) any third-party Transferee of its Registrable Securities; provided that in either case, such Transferee agrees in writing to be bound by the provisions of this Annex B.

Annex C

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is made and entered into as of July 6, 2007 (the “Effective Date”), by and among Express Holding, LLC, a Delaware limited liability company (“Holding”), Express, LLC, a Delaware limited liability company (“Opco”), and GGC Administration, LLC, a Delaware limited liability company (“GGC”).

WHEREAS, Express Investment Corp., a Delaware corporation (“Buyer”), Limited Brands, Inc., a Delaware corporation (“LBI”), and certain other entities are parties to that certain Unit Purchase Agreement dated May 15, 2007 (as, amended, the “Purchase Agreement”), pursuant to which Buyer shall acquire 75% of the issued and outstanding limited liability company interests of Holding;

WHEREAS, Holding and certain of its subsidiaries have entered into that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), with the lenders and agents identified on the signature pages thereto;

WHEREAS, this Agreement shall become effective upon the closing of the transactions contemplated by the Purchase Agreement; and

WHEREAS, each of Holding and Opco desires to retain GGC with respect to the services described herein.

NOW, THEREFORE, the parties agree as follows:

1. Term. This Agreement shall be in effect for an initial term commencing upon the closing date of the transactions contemplated by the Purchase Agreement and ending on the tenth anniversary of the date thereof (the “Term”), and shall automatically be extended thereafter on a year to year basis unless Holding or GGC provides written notice of its desire to terminate this Agreement to the other parties no later than 90 days prior to the expiration of the Term or any extension thereof.

2. Services. GGC shall perform or cause to be performed such services for Holding and/or its subsidiaries as mutually agreed by GGC and Holding’s board of directors, which may include, without limitation, the following:

(a) general executive and management services;

(b) identification, support, negotiation and analysis of acquisitions and dispositions by Holding or its subsidiaries;

(c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

(d) finance functions, including assistance in the preparation of financial projections and monitoring of compliance with financing agreements;

(e) marketing functions, including monitoring of marketing plans and strategies;

(f) human resources functions, including searching and hiring of executives; and

(g) other services for Holding and its subsidiaries upon which Holding’s board of directors and GGC agree.

3. Advisory Fees. During the Term of this Agreement, GGC or its designee will be paid for the reasonable out-of-pocket expenses of GGC and its affiliates in connection with the provision of services hereunder, plus an amount equal to the greater of (i) $2,000,000 per fiscal year, and (ii) 3% of the EBITDA of Holding and its subsidiaries for such fiscal year. The aforementioned fee shall be payable by Opco to GGC or its designee on a quarterly basis in advance commencing as of the Effective Date and will be based on the projected amount thereof determined in good faith by Holding’s board of directors (it being agreed that following the completion of each fiscal year of Holding, any estimated fee theretofore paid will be compared to the actual fee due and owing based on actual EBITDA, and the parties will make such settlement payments as are necessary to ensure the fees paid are based on actual EBITDA); provided, however, that if Opco reasonably anticipates that paying such fee will exceed the amount permitted under the terms of any loan agreement to which Opco is a party and payment of such excess in violation of the terms of any such loan agreement will jeopardize the ability of Opco to continue as a going concern, Opco will pay such portion of the fee as Opco reasonably anticipates will not exceed the amount permitted under the terms of such loan agreement and will pay the remainder of such fee at the earliest date that Opco reasonably anticipates the making of such payment will not violate the terms of such loan agreement or that such violation will not jeopardize the ability of Opco to continue as a going concern, in which case amounts otherwise due as payment of the aforementioned fee will continue to accrue in accordance with the terms of this Agreement. The aforementioned expenses will be payable by Opco to GGC or its designee on a quarterly basis in arrears commencing on the Effective Date, upon presentation by GGC of invoices for such expenses. For purposes of this Agreement, “EBITDA” shall mean “Consolidated Adjusted EBITDA” as defined in the Credit Agreement as in effect on the date hereof.

4. Transaction Fees.

(a) Without duplication of the fees and expenses specified in Section 14.03 of the Purchase Agreement, Holding and Opco hereby agree to pay to GGC or its designee upon the Effective Date the fees and expenses specified in Section 14.03 of the Purchase Agreement (subject to the cap specified therein), it being agreed that a portion of such fees and expenses shall be on account of GGC’s transaction fee in connection with the transactions contemplated by the Purchase Agreement and the related financings.

(b) In addition, during the Term, Opco will pay to GGC or its designee a transaction fee in connection with the consummation of each transaction resulting in a Change in Control (as defined below), acquisition, divestiture or incremental financing (i.e., above and beyond the then existing amount of funded debt being replaced) (whether debt or equity financing) by or involving Holding or its subsidiaries in an amount equal to 1.0% of the aggregate value of each such transaction (in each case, whether such transaction is by way of merger, purchase or sale of stock, purchase or sale or other disposition of assets, recapitalization, reorganization, consolidation, tender offer, public or private offering or otherwise, and whether consummated directly by Holding or its subsidiaries or indirectly by their respective stockholders).

“Change in Control” means (i) any sale or transfer by Holding or its subsidiaries of all or substantially all of their assets on a consolidated basis (as determined under Delaware law), (ii) any consolidation, merger or reorganization of Holding with or into any other entity or entities as a result of which the holders of Holding’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the board or directors immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors, or (iii) issuance by Holding or sale or transfer to any third party of shares of Holding’s capital stock by the holders thereof as a result of which the holders of Holding’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the board of directors immediately prior to such sale or transfer cease to own the outstanding capital stock of Holding possessing the voting power (under ordinary circumstances) to elect a majority of the board of directors.

5. Personnel. GGC will provide and devote to the performance of this Agreement such partners, employees and agents of GGC as GGC shall deem appropriate to the furnishing of the services mutually agreed upon by Holding and GGC. The fees and other compensation specified in this Agreement will be payable by Opco regardless of the extent of services requested by Holding pursuant to this Agreement, and regardless of whether or not Holding requests GGC to provide any such services.

6. Liability. In recognition of the fact that Holding, its subsidiaries and their respective affiliates, on the one hand, and the GGC Group (as defined below), on the other hand, may currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by Holding, its subsidiaries and their respective affiliates through their continued contractual, corporate and business relations with the GGC Group (including possible service of directors, officers and employees of the GGC Group as directors, officers and employees of Holding), the provisions of this Section 6 are set forth to regulate and define the conduct of certain affairs of Holding, its subsidiaries and their respective affiliates as they may involve the GGC Group (as defined below), and the powers, rights, duties and liabilities of Holding, its subsidiaries and their respective affiliates, as well as their directors, officers, employees and stockholders in connection therewith. None of GGC, its affiliates or its portfolio companies, nor any of their respective partners, members, directors, employees or agents, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (collectively, the “GGC Group”) shall be liable to Holding, its subsidiaries or any of their affiliates for any loss, liability, damage or expense (including attorneys’ fees and expenses) (collectively a “Loss”) arising out of or in connection with the performance of services contemplated by this Agreement, except to the extent arising from gross negligence or willful misconduct of a member of the GGC Group. GGC makes no representations or warranties, express or implied, in respect of the services provided by any member of the GGC Group. Except as GGC may otherwise agree in writing after the date hereof: (i) each member of the GGC Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same, similar or competing business activities or lines of business as Holding, its subsidiaries or any of their affiliates, (B) do business with any client or customer of Holding, its subsidiaries or any of their affiliates, and (C) make investments in competing businesses of Holding, its subsidiaries or any of their affiliates, and such acts shall not be deemed wrongful or improper; (ii) no member of the GGC Group shall be liable to Holding, its subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such person’s participation therein; and (iii) in the event that any member of the GGC Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Holding, its subsidiaries or any of their affiliates on the one hand, and any member of the GGC Group, on the other hand, or any other person, no member of the GGC Group shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to Holding, its subsidiaries or any of their affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to Holding, its subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of the fact that any member of the GGC Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present or communicate such opportunity to Holding, its subsidiaries or any of their affiliates, even though such corporate opportunity may be of a character that, if presented to Holding, its subsidiaries or any of their affiliates, could be taken by Holding, its subsidiaries or any of their affiliates, as applicable. Holding hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by the GGC Group to the fullest extent permitted by law. In no event will any of the parties hereto be liable to any other party hereto for (i) any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable or (ii) in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 7 below.

7. Indemnity. Holding, its subsidiaries and their affiliates shall defend, indemnify and hold harmless each member of the GGC Group from and against any and all Losses arising from any claim by any person or entity with respect to, or in any way related to, this Agreement (collectively, “Claims”) resulting from any act or omission of any member of the GGC Group in connection with this Agreement, except to the extent arising from gross negligence or willful misconduct of the indemnified member of the GGC Group. Holding, its subsidiaries and their affiliates shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against Holding, its subsidiaries or any of their affiliates, or any member of the GGC Group or in which any member of the GGC Group may be impleaded with others upon any Claims, or upon any matter, directly or indirectly related to or arising out of this Agreement or the performance hereof by any member of the GGC Group, except to the extent arising from gross negligence or willful misconduct of the indemnified member of the GGC Group.

8. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed, postage prepaid, addressed to the parties as follows:

To Holding or its subsidiaries:

Express Holding, LLC c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, CA 94111
Attention:	Stefan Kaluzny
Facsimile:	(415) 627-4501

To GGC:

GGC Administration, LLC
One Embarcadero Center, 33rd Floor
San Francisco, CA 94111
Attention:	Stefan Kaluzny
Sue Breedlove
Facsimile:	(415) 627-4501

9. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

10. Assignment. No party may assign any obligations hereunder to any other party without the prior written consent of each of the other parties (which consent shall not be unreasonably withheld); provided that GGC may, without consent of any other party hereto, assign its rights and obligations under this Agreement to any of its affiliated investment funds. The assignor shall remain liable for the performance of any assignee.

11. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

12. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon any party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of California.

13. Joint and Several Liability. Each obligation described herein of Holding or Opco, as the case may be, shall be a joint and several obligation of Holding and Opco and their subsidiaries, as the case may be. If requested by GGC, then Holding or Opco, as the case may be, shall cause any of their respective subsidiaries to sign a counterpart signature page to this Agreement to evidence such joint and several liability.

14. Attorney’s Fees. If any action at law or in equity is necessary or desirable to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, then GGC shall be entitled to recover from the other parties hereto its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, costs and disbursements in addition to any relief to which it may be entitled.

*    *    *

IN WITNESS WHEREOF, the parties have executed this Advisory Agreement as of the date first written above.

EXPRESS HOLDING, LLC

By:
Matt Moellering
Chief Financial Officer and Secretary

EXPRESS, LLC

By:
Matt Moellering
Chief Financial Officer and Secretary

GGC ADMINISTRATION, LLC

By:
Stefan Kaluzny
Managing Director

[Advisory Agreement]	S-1